                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY


--------------------------------------------------------------------------------


                             AFC ENTERPRISES, INC.

                                                             As Issuer
                                                             ---------

                                      to


                    UNITED STATES TRUST COMPANY OF NEW YORK

                                                             As Trustee
                                                             ----------


                              -------------------
                                   Indenture

                           Dated as of May 21, 1997

                              -------------------



                              Up To $250,000,000


                  10-1/4% SENIOR SUBORDINATED NOTES DUE 2007


--------------------------------------------------------------------------------

                             AFC ENTERPRISES, INC.

                Certain Sections of this Indenture relating to
                        Sections 310 through 318 of the
                         Trust Indenture Act of 1939:


TIA                                            Indenture
Section                                         Section
-------                                        ---------

310(a) (1)     ..............................     6.09
   (a) (2)     ..............................     6.09
   (a) (3)     ..............................     N.A.
   (a) (4)     ..............................     N.A.
   (a) (5)     ..............................     6.09
   (b)         ..............................     6.08
                                                  6.10
   (c)         ..............................     N.A.
311(a)         ..............................     6.13
   (b)         ..............................     6.13
   (c)         ..............................     N.A.
312(a)         ..............................     7.01
                                                  7.02(a)
   (b)         ..............................     7.02(b)
   (c)         ..............................     7.02(c)
313(a)         ..............................     7.03(a)
   (b)         ..............................     7.03(a)
   (c)         ..............................     7.03(a)
   (d)         ..............................     7.03(b)
314(a)         ..............................     7.04
   (b)         ..............................     N.A.
   (c)(1)      ..............................     1.02
   (c)(2)      ..............................     1.02
   (c)(3)      ..............................     N.A.
   (d)         ..............................     N.A.
   (e)         ..............................     1.02
   (f)         ..............................     N.A.
315(a)         ..............................     6.01
   (b)         ..............................     6.02
   (c)         ..............................     6.01
   (d)         ..............................     6.01
   (e)         ..............................     5.14
316(a)         ..............................     1.01
   (a)(1)(A)   ..............................     5.02
                                                  5.12
   (a)(1)(B)   ..............................     5.13

----------------
Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.



TIA                                            Indenture
Section                                         Section
-------                                        ---------

   (a)(2)       ...........................       N.A.
   (b)          ...........................       5.08
   (c)          ...........................       1.04
317(a)(1)       ...........................       5.03
   (a)(2)       ...........................       5.04
   (b)          ...........................       10.03
318(a)          ...........................       1.07
   (b)          ...........................       N.A.
   (c)          ...........................       1.07

----------------
Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----

                        TABLE OF CONTENTS WAS GENERATED
                       AND IS LOCATED AT END OF DOCUMENT




---------------------
Note: This table of contents shall not, for any purpose, be deemed to be part of the Indenture.

                    INDENTURE, dated as of May 21, 1997, among AFC ENTERPRISES,
               INC., a corporation duly organized and existing under the laws of the State of Minnesota (herein called the "Company"), having its principal office at Six Concourse Parkway, Suite 1700, Atlanta, Georgia 30328, and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, as Trustee (herein called the "Trustee").



                            RECITALS OF THE COMPANY

          The Company has duly authorized the creation of an issue of 10-1/4% Senior Subordinated Notes due 2007 (herein called the "Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture. As provided herein, the Notes will be limited to $250,000,000 in aggregate principal amount Outstanding, of which $175,000,000 in aggregate principal amount will be initially issued on the date hereof. Subject to the conditions set forth herein, the Company may issue up to an additional $75,000,000 aggregate principal amount of Notes. The Notes may consist of either or both of Original Notes or Exchange Notes, each as defined herein. In addition, any such additional Notes may be initially issued in the form of Registered Notes, as provided herein. All such Original Notes, Registered Notes and the Exchange Notes shall rank pari passu with one another and shall together constitute a
                 ---- -----
single class of securities.

          All things necessary (a) to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and (b) to make this Indenture a valid agreement of the Company in accordance with its requirements, have been done.


          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:


                                   ARTICLE I

                        Definitions and Other Provisions
                        --------------------------------
                             of General Application
                             ----------------------

          SECTION 1.01.  Definitions.  For all purposes of this Indenture,
                         ------------
except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP, and, except as otherwise herein expressly provided, the term "GAAP" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

          (d) all references in this Indenture, the Notes and any Guaranties to interest in respect of any Notes shall be deemed to include all Special Interest, if any, in respect of such Notes, unless the context otherwise requires, and express mention of the payment of Special Interest in any provision hereof or thereof shall not be construed as excluding reference to Special Interest in those provisions hereof or thereof where such express mention is not made; all references in this Indenture, the Notes and any Guaranties to principal in respect of any Notes shall be deemed to include any Redemption Price or Purchase Price payable in respect of such Notes pursuant to any redemption or Offer to Purchase hereunder (and all such references to the Stated Maturity of the principal in respect of any Notes shall be deemed to include the Redemption Date with respect to any such Redemption Price and the Purchase Date with respect to any such Purchase Price), and express mention of the payment of any Redemption Price or Purchase Price in any provision hereof or thereof shall not be construed as excluding reference to any Redemption Price or Purchase Price in those provisions hereof or thereof where such express reference is not made);

          (e) unless the context otherwise requires, any reference to "Article", "Section" or "Annex" refers to an Article or Section of or Annex to this Indenture; and

          (f) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          "Act", when used with respect to any Holder, has the meaning specified in Section 1.04.

          "Additional Notes" shall mean up to $75,000,000 in aggregate principal amount of Notes initially issued subsequent to the date hereof pursuant to
Section 3.01(b) (exclusive of (x) any Exchange Notes issued pursuant to Section
3.03 in exchange for Original Notes issued on the date hereof or (y) any Substitute Notes).

          "Affiliate" shall mean, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any officer or director of any such Person or other Person or with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent Member" means any member of, or participant in, the Depositary.

          "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Notes, Euroclear and Cedel, in each case to the extent applicable to such transaction and as in effect at the time of such transfer or transaction.

          "Asset Disposition" shall mean any transfer, conveyance, sale, lease or other disposition by the Company or any of its Subsidiaries (including a consolidation or merger or other sale of any Subsidiary with, into or to another Person in a transaction in which such Subsidiary ceases to be a Subsidiary of the Company), of (i) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Subsidiary or (ii) the property or assets of the Company or any Subsidiary representing a division or line of business or (iii) other assets or rights of the Company or any Subsidiary outside of the ordinary course of business, but excluding in each case in clause (i), (ii) and (iii),
(s) a disposition by a Subsidiary of the Company to the Company or a Wholly Owned Subsidiary or a Subsidiary Guarantor or by the Company or a Subsidiary to a Wholly Owned Subsidiary or a Subsidiary Guarantor, (t) the disposition of all or substantially all of the assets of the Company on a consolidated basis in a manner permitted pursuant to the provisions of Article VIII, (u) any disposition that constitutes a Restricted Payment or Permitted Investment that is permitted pursuant to the provisions described in Section 10.10, (v) sale-leaseback transactions completed within one year following the acquisition of the subject assets, (w) sales, leases or transfers of restaurant properties to franchisees pursuant to the Company's "turn key" development programs; (x) sales, leases or transfers of franchises and related assets and properties repossessed or reacquired by the Company from franchisees and subsequently resold to new franchisees all in the ordinary course of business, (y) by sales or disposition of (1) obsolete equipment or other assets in the ordinary course of business and
(2) restaurant-related properties and assets that are no longer in operation and are surplus to the Company's needs in the ordinary course of business in an amount not in excess of $5 million in any twelve month period; and (z) exchanges of properties or assets for other properties or assets (other than cash or cash equivalents) that (1) are useful in the business of the Company and its Subsidiaries as then being conducted and (2) have a fair market value at least equal to the fair market value of the assets or properties being exchanged (as evidenced by a Board Resolution in the case of transactions having a fair market value in excess of $1 million) in the ordinary course of business.

          "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Notes.

          "Bank Facility" shall mean that certain Credit Agreement, dated as of May 21, 1997, among the Company, Goldman, Sachs Credit Partners L.P., as syndication agent and arranging agent, Canadian Imperial Bank of Commerce, as administrative agent, and the lenders listed therein, as the same may be amended, supplemented or otherwise modified from time to time (including by any extension of the maturity thereof) or as the same may be renewed, extended, refinanced, replaced or refunded in one or more successive transactions (including any such transaction that changes the amount available thereunder, replaces such agreement or document, or provides for other agents or lenders).

          "Base Interest" means the interest that would otherwise accrue on the Notes under the terms thereof and the Indenture, without giving effect to any Special Interest.

          "Board of Directors" shall mean the Board of Directors of the Company or any committee of such Board of Directors duly authorized to act under the Indenture.

          "Board Resolution" shall mean a copy of a resolution, certified by the Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" shall mean any day other than a Saturday or Sunday or other day on which banks in New York, New York or the city in which the Trustee's Office is located or Atlanta, Georgia are authorized or required to be closed.

          "Capital Lease Obligation" of any Person shall mean any obligations of such Person and its Subsidiaries on a consolidated basis under any capital lease of a real or personal property which and to the extent, in accordance with GAAP, has been or will be recorded as a capitalized lease obligation.

          "Capital Stock" of any Person shall mean any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or equity interests in the case of entities other than corporations, whether now outstanding or issued after the date of the Indenture.

          "Cash Equivalents" shall mean (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality, (iii) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any United States domestic commercial bank or savings and loan association having capital and surplus in excess of $500 million and a Keefe

Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having one of the two highest rating categories obtainable from Moody's or S&P in each case maturing within six months after the date of acquisition, (vi) readily marketable direct obligations issued by any State of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from Moody's or S&P and (vii) money market mutual funds investing substantially all of their assets in investments of the types permitted in clauses (i) through (vi).

          "Cedel" means Cedel, S.A. (or any successor securities clearing agency).

          "Change of Control" shall mean the occurrence of, after the date of the Indenture, any of the following events: (a) any Person (other than a Permitted Holder) or any Persons (other than any Permitted Holders) acting together that would constitute a group (for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto), together with Affiliates thereof (other than any Permitted Holders) (a "Group"), together with any Affiliates thereof (other than any Permitted Holders) shall beneficially own (as defined in Rule 13d-3 under the Exchange Act, or any successor provision thereto) at least 50% of the aggregate voting power of all classes of Voting Stock of the Company, (b) any Person or Group other than Permitted Holders, becomes the beneficial owner of more than 33-1/3% of the total voting power of the Company's Voting Stock, and the Permitted Holders beneficially own, in the aggregate, a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person or Group and the Permitted Holders do not otherwise have the right or ability to elect a majority of the Board of Directors of the Company or (c) any Person (other than a Permitted Holder) or Group (other than any Permitted Holders) together with any Affiliates thereof (other than any Permitted Holders) shall succeed in having a sufficient number of its nominees who are not Continuing Directors elected to the Board of Directors of the Company such that such nominees when added to any existing director remaining on the Board of Directors of the Company after such election who is an Affiliate (other than any Permitted Holder) of such Group, will constitute a majority of the Board of Directors of the Company. "Continuing Director" shall mean any director who was a member of the Board of Directors on the date of the issuance of the Notes or whose nomination for election as a director, or appointment as a director, was approved by a majority of the Continuing Directors then in office.

          "Change of Control Offer" has the meaning specified in Section 10.15.

          "Change of Control Purchase Price" has the meaning specified in
Section 10.15.

          "Closing Date" shall mean the date on which the Notes are originally issued under the Indenture.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Common Stock" of any Person shall mean Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

          "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

          "Company Order" or "Company Request" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Comparable Treasury Issue" means, on any date, the United States Treasury Notes selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes on such date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity comparable to the remaining term of the Notes on such date. "Independent Investment Banker" means Goldman, Sachs & Co. or, if such firm is unwilling or unable to select the Comparable

Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

          "Comparable Treasury Price" means, with respect to any Redemption Date, (a) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (b) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

          "Consolidated EBITDA" of any Person shall mean for any period the Consolidated Net Income for such period increased by the sum of (i) Consolidated Interest Expense of such Person for such period, plus (ii) Consolidated Income
                                                 ----
Tax Expense of such Person for such period, plus (iii) the consolidated
                                            ----
depreciation and amortization expense deducted in determining the Consolidated Net Income of such Person for such period, plus (iv) any other non-cash charges
                                           ----
to the extent deducted in computing Consolidated Net Income of such Person for such period (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period); and minus
                                                                          -----
(v) any non-cash charges which increased Consolidated Net Income of such Person for such period; provided, however, that the Consolidated Income Tax Expense and
                 --------  -------
consolidated depreciation and amortization expense of a Consolidated Subsidiary of such Person shall be added to the Consolidated Net Income pursuant to the foregoing only (x) to the extent and in the same proportion that the Consolidated Net Income of such Consolidated Subsidiary was included in calculating the Consolidated Net Income of such Person and (y) only to the extent that the amount specified in clause (x) is not subject to restrictions that prevent the payment of dividends or the making of distributions to such Person.

          "Consolidated EBITDA Ratio" of any Person shall mean for any period the ratio of (i) Consolidated EBITDA of such Person for such period to (ii) the sum of (A) Consolidated Interest Expense of such Person for such period plus (B)
                                                                        ----
the annual interest expense (including the amortization of indebtedness discount) with respect to any Indebtedness incurred or proposed to be Incurred by such Person or its Consolidated Subsidiaries since the beginning of such period to the extent not included in clause (ii)(A) or proposed to be Incurred as part of the transaction for which the Consolidated EBITDA Ratio is being determined, minus (C) Consolidated Interest Expense of such Person with respect
            -----
to any Indebtedness that is no longer outstanding or that will no longer be outstanding as a result of the transaction with respect to which the Consolidated EBITDA Coverage Ratio is being calculated, to the extent included within clause (ii)(A), each such calculation to be made on a pro forma basis as if the Indebtedness had been Incurred or paid off on the first day of such period; provided, however, that in making such computation, the Consolidated
        --------  -------
Interest Expense of such Person attributable to interest on any Indebtedness bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period; except that (without duplication) to the extent any such Indebtedness has been hedged pursuant to a Permitted Hedging Agreement, the interest rate in respect thereof shall be the effective rate provided thereunder; and provided further that, in the event such Person or any of its
                ----------------
Consolidated Subsidiaries has made acquisitions or dispositions of assets not in the ordinary course of business (including any acquisitions of any other Persons by merger, consolidation or purchase of Capital Stock) during or after such period, the computation of the Consolidated EBITDA Coverage Ratio (and for the purpose of such computation, the calculation of Consolidated Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated EBITDA) shall be made on a pro forma basis as if the acquisitions or dispositions had taken place on the first day of such period.

          "Consolidated Income Tax Expense" of any Person shall mean for any period the consolidated provision for income taxes of such Person and its Consolidated Subsidiaries for such period determined in accordance with GAAP.

          "Consolidated Interest Expense" of any Person shall mean for any period the consolidated interest expense included in a consolidated income statement (net of interest income) of such Person and its Consolidated Subsidiaries for such period determined in accordance with GAAP, including for such period without limitation or duplication (or, to the extent not so included, with the addition of), (i) the portion of any rental obligation in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP; (ii) the amortization of Indebtedness discount; (iii) any fees with respect to letters of credit, bankers' acceptances or similar facilities; (iv) fees with respect to Hedging Agreements to the extent it would be permitted or required to be recorded as an adjustment to interest expense in accordance with GAAP; (v) any Preferred Stock dividends declared and paid or payable in cash; and (vi) any interest capitalized in accordance with GAAP, but excluding for such period without duplication any amortization of deferred financing fees.

          "Consolidated Net Income" of any Person shall mean for any period the consolidated net income (or loss) of such Person and its Consolidated Subsidiaries for such period determined in accordance with GAAP; provided that
                                                                 --------
there shall be excluded therefrom (a) the net income (or loss) of any Person acquired by such Person or a Subsidiary of such Person in a pooling-of-interests transaction for any period prior to the date of such transaction (subject to the final proviso of the definition of Consolidated EBITDA Coverage Ratio when Consolidated Net Income is being computed for purposes of calculating the Consolidated EBITDA Coverage Ratio), (b) the net income (but not net loss) of any Consolidated Subsidiary of such Person that is subject to restrictions that prevent the payment of dividends or the making of distributions to such Person to the extent of such restrictions, (c) the net income (or loss) of any Person that is not a Consolidated Subsidiary of such Person except to the extent of the amount of dividends or other distributions actually paid to such Person by such other Person during such period, (d) gains or losses on asset dispositions by such Person or its Consolidated Subsidiaries, (e) any net income (loss) of a Consolidated Subsidiary that is attributable to a minority interest in such Consolidated Subsidiary, (f) all extraordinary gains and extraordinary losses and (g) the tax effect of any of the items described in Clauses (a) through (f) above.

          "Consolidated Subsidiaries" of any Person shall mean all other Persons that would be accounted for as consolidated Persons in such Person's financial statements in accordance with GAAP.

          "Consolidated Total Assets" of any Person at any date means the consolidated total assets of such Person and its Subsidiaries at such date, as determined on a consolidated basis in accordance with GAAP.

          "Corporate Trust Office" shall mean the office of the Trustee maintained in New York, New York, at which at any particular time its corporate trust business shall be administered.

          "corporation" shall mean a corporation, association, company, joint-stock company or business trust.

          "Default" shall mean any event which is, or after notice or the passage of time or both, would be an Event of Default.

          "Defaulted Interest" has the meaning specified in Section 3.08.

          "Depositary" shall mean, with respect to any Notes, a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Notes (or any successor securities clearing agency so registered).

          "Designated Senior Indebtedness" means (i) all Senior Indebtedness under the Bank Facility and (ii) any other Senior Indebtedness (a) which at the time of determination exceeds $20 million in aggregate principal amount or funding commitments, (b) which is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company and (c) as to which the Trustee has been given written notice of such designation.

          "DTC" shall mean The Depository Trust Company, a New York corporation.

          "Eligible Institution" shall mean a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt that is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor.

          "Euroclear" shall mean the Euroclear Clearance System (or any successor securities clearing agency).

          "Event of Default" has the meaning specified in Section 5.01.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Exchange and Registration Rights Agreement" means (i) with respect to the Notes initially issued on the date hereof, the Exchange and Registration Rights Agreement, dated as of May 21, 1997, among the Company and the relevant Initial Purchasers, as purchasers, and the Holders from time to time as provided therein, as such agreement may be amended from time to time and (ii) with respect to any Additional Notes, any Exchange and Registration Rights Agreement entered into among the Company and the relevant initial purchasers, as purchasers, and the Holders from time to time provided therein, as the same may be amended from time to time.

          "Exchange Offer" means an offer made by the Company pursuant to an Exchange and Registration Rights Agreement and under an effective registration statement under the Securities Act to Exchange Notes substantially identical in all material respects to Outstanding Original Notes (except for the differences provided for herein) for such Outstanding Original Notes.

          "Exchange Registration Statement" means a registration statement of the Company under the Securities Act registering Exchange Notes for distribution pursuant to an Exchange Offer.

          "Exchange Notes" means the Notes issued pursuant to an Exchange Offer and their Successor Notes.

          "Expiration Date" has the meaning specified in Section 1.04.

          "Franchising Business" shall mean (i) the operation of and/or licensing of others to operate businesses, providing products or services in a proprietary format and subject to proprietary rights with respect to the quality and presentation of the products or services offered and (ii) without limiting the foregoing, each business in which the Company is engaged on the issue date.

          "GAAP" shall mean generally accepted accounting principles in the United States as in effect on the Issue Date, consistently applied.

          "Global Note" means a Note that is registered in the Note Register in the name of a Depositary or a nominee thereof.

          "Guaranty" by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness, or dividends or distributions on any equity security, of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, security or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guaranty by any Person shall not include
            --------  -------
endorsements by such person for collection or deposit, in either case, in the ordinary course of business.

          "Hedging Agreement" shall mean any interest rate, currency or commodity swap agreement, interest rate, currency or commodity future agreement, interest rate cap or collar agreement, interest rate, currency or commodity hedge agreement, any put, call or other agreement relating to interest rates, currencies or commodities or any similar agreement.

          "Holder" means a Person in whose name a Note is registered in the Note Register.

          "Incur" shall mean, with respect to any Indebtedness of any Person or any Lien securing Indebtedness, to create, issue, incur (by conversion, exchange or otherwise), assume, Guaranty or otherwise become liable in respect of such Indebtedness or Lien, or the taking of any other action which would cause such Indebtedness, in accordance with GAAP to be recorded on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided that, the Indebtedness of
                                             --------
any other Person becoming a Subsidiary of such Person will be deemed for this purpose to have been Incurred by such Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that a change in GAAP
                                     --------  -------
that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness.

          "Indebtedness" shall mean, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all obligations for the deferred purchase price of property or services (excluding any accounts payable and other accrued current liabilities incurred in the ordinary course of business), (iv) all obligations of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities, now or hereafter outstanding,(v) all Capital Lease Obligations and all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property) to the extent required to be reflected as a liability in accordance with GAAP, but excluding accounts payable arising in the ordinary course of business, (vi) the maximum fixed redemption or repurchase price of Redeemable Interests of such Person at the time of determination, (vii) all obligations under Hedging Agreements of such Person, (viii) all Indebtedness referred to in clauses (i) through (vii) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (provided that the amount of such Indebtedness
                              --------
under this clause shall be limited to the amount of the fair market value of the property of such Person subject to such Lien), (ix) all Guaranteed Indebtedness of such Person (provided that the amount of such Guaranteed Indebtedness under
                --------
this clause shall be limited to the maximum amount for which such Person could be liable with respect to the Indebtedness of another Person pursuant to the relevant Guaranty), and (x) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) through (x) above.

          "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust

Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

          "Independent Investment Banker" has the meaning specified in the definition of "Comparable Treasury Issue".

          "Initial Purchasers" means the Persons named as the initial purchasers of the Notes from the Company pursuant to a Note Purchase Agreement.

          "Interest Payment Date" means the Stated Maturity of an instalment of interest on the Notes.

          "Investment" by any Person in any other Person shall mean (i) any direct or indirect loan, advance or other extension of credit (including any Guaranty of Indebtedness or other obligations) or capital contribution to or for the account of such other Person (by means of any transfer of cash or other property to any Person or any payment for property or services for the account or use of any Person, or otherwise), (ii) any direct or indirect purchase or other acquisition of any Capital Stock, bond, note, debenture or other indebtedness or equity security or evidence of Indebtedness, or any other ownership interest, issued by such other Person, whether or not such acquisition is from such or any other Person, (iii) any direct or indirect payment by such Person on a Guaranty of any obligation of or for the account of such other Person or any direct or indirect issuance by such Person of such a Guaranty or
(iv) any other commitment of cash or other property by such Person in or for the account of such other Person that is treated as an "investment" in such other Person in accordance with GAAP.

          "Issue Date" shall mean that date of original issuance of the Notes.

          "Lien" shall mean any mortgage, lien (statutory or other), pledge, security interest, encumbrance, claim, hypothecation, assignment for security, deposit arrangement or preference or other security agreement of any kind or nature whatsoever. A Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to Indebtedness of such Person.

          "Marketable Securities" shall mean (i) U.S. Government Obligations;
(ii) any certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible

Institution, (iii) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with a rating at the time as of which any investment therein is made, of "A-1" (or higher) according to Standard & Poor's or "P-1" (or higher) according to Moody's Investor Service, Inc., (iv) any banker's acceptances or money market deposit accounts issued or offered by an Eligible Institution; and
(v) any fund investing exclusively investments of the types described in clauses
(i) through (iv) above.

          "Material Subsidiary" shall mean a Subsidiary that, as of the end of the most recent fiscal quarter accounted for 10% or more of the Company's consolidated (i) total assets, (ii) shareholders' equity or (iii) operating income (calculated for the four most recent fiscal quarters), determined in each case in accordance with GAAP.

          "Maturity" shall mean, with respect to any Note, the date on which the principal of such Note becomes due and payable as provided in such Note or the Indenture, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          "Moody's" shall mean Moody's Investor Service, Inc. or any successor to the rating agency business thereof.

          "Net Available Proceeds" from any Asset Disposition by the Company or any Subsidiary shall mean cash or readily marketable cash equivalents received (including by way of sale, discounting or payment of a note, installment receivable or other instrument or obligation, but excluding any other consideration received in the form of assumption by the acquiree of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Subsidiaries on any Indebtedness that is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or that must, by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) amounts provided as a reserve by such Person or its Subsidiaries, in accordance with GAAP, against (a) liabilities under any indemnification obligations to the buyer, (b) liabilities with respect to representations and warranties, (c) liabilities retained by the Company or such Subsidiary, and (d) employee termination and similar costs relating to such Asset Disposition (except to the extent and at the time any such amounts are released from any such reserve, such amounts shall constitute Net Available Proceeds) and (iv) all distributions and other payments made to minority interest holders in Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

          "Net Offering Proceeds" of any Public Offering by any Person means the aggregate proceeds consisting of cash and Cash Equivalents received by such Person from such Public Offering, net of all underwriting and placement discounts, commissions and similar costs.

          "Note Purchase Agreement" means (i) with respect to the Notes initially issued on the date hereof, the Purchase Agreement, dated as of May 16, 1997, between the Company and the Initial Purchasers named therein, as such agreement may be amended from time to time and (ii) with respect to any Additional Notes, any purchase or underwriting agreement entered into by the Company and the initial purchasers or underwriters with respect thereto.

          "Note Register" and "Note Registrar" have the respective meanings specified in Section 3.06.

          "Notes" has the meaning specified in the first paragraph of the recitals to this instrument and includes the Exchange Notes.

          "Notes Payment" means any payment or distribution of any kind, whether in cash, property or securities (including any payment or distribution deliverable by reason of the payment of any other Indebtedness subordinated to the Notes) on account of the principal of (and premium, if any) or interest on the Notes or on account of the purchase or redemption or other acquisition of Notes by the Company or any Subsidiary of the Company. In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Note receives any Notes Payment before all Senior Indebtedness of the Company is paid in full or payment thereof is provided for in cash or Cash Equivalents or otherwise in a manner satisfactory to the holders of such Senior Indebtedness, then and in such event such Notes Payment will be required to be paid over or delivered forthwith to the holders of Senior Indebtedness for application to the payment of all Senior Indebtedness of the Company remaining unpaid, to the extent necessary to pay such Senior Indebtedness in full.

          "Notice of Default" means a written notice of the kind specified in
Section 5.01(d).

          "Obligations" shall mean any principal (including reimbursement obligations and guarantees), premium, if any, interest (including interest accruing on or after the filing of, or which would have accrued but for the filing of, any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), penalties, fees, expenses, indemnifications, reimbursements, claims for rescission, damages, gross-up payments and other liabilities payable under the documentation governing any Indebtedness or otherwise.

          "Offer Document" has the meaning specified in the definition of "Offer to Purchase".

          "Offer Expiration Date" has the meaning specified in the definition of "Offer to Purchase".

          "Offer to Purchase" means an offer, set forth in a writing (the "Offer Document") sent by the Company by first-class mail, postage prepaid, to each Holder at his address appearing in the Note Register on the date of the Offer Document, to purchase up to the principal amount of Notes specified in such Offer Document at the purchase price (the "Purchase Price") specified in such Offer Document (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer Document shall specify an expiration date (the "Offer Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer Document and a settlement date (the "Purchase Date") for the purchase of Notes within five Business Days after the Offer Expiration Date. The Company shall notify the Trustee in writing at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer Document of the Company's obligation to make an Offer to Purchase, and the Offer Document shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer Document shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase, which at a minimum will include (a) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" required to be filed with the Trustee pursuant to Section 10.16 (which requirements may be satisfied by delivery of such documents together with the Offer Document), (b) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in Clause (a) (including a description of the events requiring the Company to make the Offer to Purchase),
(c) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (d) any other information required by applicable law to be included therein. The Offer Document shall contain all instructions and materials necessary to enable such Holder to tender Notes pursuant to the Offer to Purchase. The Offer Document shall also state:

          (i) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

          (ii) the Offer Expiration Date and the Purchase Date;

          (iii) the aggregate principal amount of the Outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined as required by this Indenture) (the "Purchase Amount");

          (iv) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to this Indenture);

          (v) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

          (vi) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

          (vii) that interest on any Notes not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

          (viii) that on the Purchase Date the Purchase Price will become due and payable upon each Note accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue after the Purchase Date;

          (ix) that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer Document prior to the close of business on the Offer Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing and bearing appropriate signature guarantees);

          (x) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Offer Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder tendered, the certificate number of the Notes the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

          (xi) that (A) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (B) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

          (xii) that in the case of any Holder whose Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

Any Offer to Purchase shall be governed by and effected in accordance with the Offer Document for such Offer to Purchase.

          "Officers' Certificate" of the Company means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, as the case may be, and delivered to the Trustee.
One of the officers signing an Officers' Certificate given pursuant to Section
10.21 shall be the principal executive, financial or accounting officer of the Company. Unless the context otherwise requires, each reference herein to an "Officers' Certificate", shall mean an Officers' Certificate of the Company. References herein, or in any Notes to any officer of a partnership shall mean such officer of the partnership or, if none, of a general partner of the partnership authorized thereby to act on its behalf.

          "Opinion of Counsel" shall mean a written opinion of counsel to the Company or any other Person (who may be an employee of the Company) reasonably satisfactory to the Trustee.

          "Original Notes" means all Notes that are subject to an Exchange and Registration Rights Agreement, other than Exchange Notes issued in exchange therefor.

          "Outstanding", when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:
           ------

          (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancelation;

          (b) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as a Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such
                 --------
     redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (c) Notes which have been defeased pursuant to Section 12.02; and

          (d) Notes which have been issued pursuant to Section 3.07 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite
--------  -------
principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

          "pari passu" when used with respect to the ranking of any Indebtedness
           ---- -----
of any Person in relation to other Indebtedness of such Person, means that each such Indebtedness (a) either (i) is not subordinated in right of payment to any other Indebtedness of such Person or (ii) is subordinate in right of payment to the same Indebtedness of such Person as is the other Indebtedness and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other Indebtedness or to any Indebtedness of such Person as to which the other Indebtedness is not so subordinate.

          "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

          "Permitted Hedging Agreement" of any Person shall mean any Hedging Agreement entered into in the ordinary course of business and not for speculation or trading purposes that is designed to protect such Person against fluctuations in interest rates or currency exchange rates or commodity prices with respect to Indebtedness Incurred or proposed to be Incurred or assets used in the business in the ordinary course and which in the case of agreements relating to interest rates shall have a notional amount no greater than the payments due with respect to the Indebtedness being hedged thereby.

          "Permitted Holder" shall mean any member of senior management of the Company, Freeman Spogli & Co. Incorporated or PENMAN Asset Management, L.P., and any successor entity thereof controlled by the principals of Freeman Spogli & Co. Incorporated or PENMAN Asset Management, L.P., as the case may be, and any entity controlled by either of them or under common control with either of them.

          "Permitted Investment" shall mean (i) any Investment in a Qualified Foreign Joint Venture (including the purchase or acquisition of any Capital Stock of a Qualified Foreign Joint Venture) and any Investment consisting of loans or reimbursement obligations relating to Guarantees of Indebtedness of franchisees pursuant to the Company's "turnkey" store construction programs, provided the aggregate amount of Investments under this clause (i) shall not exceed $30 million at any time outstanding, (ii) accounts receivable and other extensions of credit in the ordinary course of business, loans and advances to employees for travel, relocation and other corporate purposes or to make investments in the Company's Capital Stock in each case in the ordinary course of business, (iii) any Investment in a Subsidiary, (iv) any Investment in a Person as a result of which such Person becomes a Subsidiary, (v) any Investment in Marketable Securities or in stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company, (vi) Investments made as a result of the receipt of noncash consideration from an Asset Disposition that was made pursuant to and in compliance with the covenant described in Section 10.14, and (vii) Investments not otherwise permitted pursuant to clauses (i) through (vi) above, in an amount not exceeding $5 million at any time outstanding.

          "Permitted Junior Securities" means any payment or distribution in the form of equity securities or subordinated securities of the Company or any successor obligor provided for by a plan of reorganization or readjustment that, in the case of any such subordinated securities, are subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding to at least the same extent as the Notes are so subordinated as provided in this Indenture.

          "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

          "Predecessor Note" of any particular Note means every Note issued before, and evidencing all or a portion of the same debt as that evidenced by, such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.07 in exchange for or in lieu of a mutilated, destroyed, lost or stolen

Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

          "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person. The amount of any Preferred Stock shall be the highest of at the time of determination (i) the liquidation value thereof, (ii) the maximum fixed redemption price thereof and (iii) the maximum fixed repurchase price hereof.

          "Public Offering" means any underwritten public offering of Common Stock pursuant to a registration statement filed under the Securities Act.

          "Purchase Amount" has the meaning specified in the definition of "Offer to Purchase".

          "Purchase Date" has the meaning specified in the definition of "Offer to Purchase".

          "Purchase Price" has the meaning specified in the definition of "Offer to Purchase".

          "Qualified Foreign Joint Venture" shall mean a corporation, partnership or other entity (x) formed to be, or currently, engaged in the Franchising Business outside the United States as a franchise of the Company and
(y) in which the Company owns, directly or indirectly, a 10% or greater interest.

          "Redeemable Interest" of any Person shall mean any equity security of or other ownership interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise) or is convertible into or exchangeable for Indebtedness or is redeemable at the option of the holder thereof, in whole or in part, at any time prior to the final Stated Maturity of the Notes.

          "Redemption Date" shall mean each date fixed for redemption pursuant to the provisions described under "Optional Redemption".

          "Refinance" shall have the meaning provided in Section 10.08.

          "Registered Notes" means Exchange Notes and all other Notes sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, including, as applicable, (i) all Original Notes sold pursuant to a Shelf Registration Statement, (ii) all Exchange Notes and (iii) all Additional Notes initially offered and sold pursuant to a registration statement under the Securities Act, together with their respective Successor Notes.

          "Registration Default" means the occurrence of any of the following events: (a) the Company has not filed the Exchange Registration Statement or Shelf Registration Statement on or before the date on which such registration statement is required to be filed pursuant to the Exchange and Registration Rights Agreement, (b) the Exchange Registration Statement or Shelf Registration Statement has not become effective or been declared effective by the Commission on or before the date on which such registration statement is required to become or be declared effective under the requirements of the Exchange and Registration Rights Agreement, (c) the Exchange Offer has not been completed within 45 days after the initial effective date of the Exchange Registration Statement relating to the Exchange Offer (if the Exchange Offer is then required to be made under the Exchange and Registration Rights Agreement) or (d) any Exchange Registration Statement or Shelf Registration Statement required to be filed pursuant to the Exchange and Registration Rights Agreement is filed and declared effective but shall thereafter either be withdrawn by the Company or shall become subject to an effective stop order issued pursuant to Section 8(d) of the Securities Act suspending the effectiveness of such registration statement (except as specifically permitted herein) without being succeeded immediately by an additional registration statement filed and declared effective.

          "Registration Default Period" means any period during which a Registration Default has occurred and is continuing.

          "Regular Record Date" for the interest payable on any Interest Payment Date means May 1 and November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Regulation S" means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

          "Regulation S Certificate" means a certificate substantially in the form set forth in Annex A.

          "Regulation S Global Notes" has the meaning specified in Section 2.01.

          "Regulation S Legend" means a legend substantially in the form of the legend required in the form of Notes set forth in Section 2.02 to be placed upon Regulation S Notes.

          "Regulation S Notes" means all Notes required pursuant to Section 3.06(c) to bear a Regulation S Legend. Such term includes the Regulation S Global Notes.

          "Regulatory Shares" shall mean shares issued to Persons other than the Company or a Wholly Owned Subsidiary in response to regulatory requirements of foreign jurisdictions pursuant to a resolution of the Board of Directors, so long as such shares do not exceed 1% of the total outstanding shares and any owners of such shares irrevocably covenant with the Company to remit to the Company or waive any dividends or distributions paid or payable in respect of such shares.

          "Reinvested Amounts" has the meaning specified in Section 10.14(a).

          "Related Person" of any Person shall mean, without limitation, any other Person owning (a) 5% or more of the outstanding Common Stock of such Person or (b) 5% or more of the Voting Stock of such Person.

          "Required Filing Dates" has the meaning specified in Section 10.16.

          "Restricted Global Notes" has the meaning specified in Section 2.01.

          "Restricted Notes" means all Notes required pursuant to Section 3.06(c) to bear a Restricted Notes Legend. Such term includes the Restricted Global Notes.

          "Restricted Notes Certificate", means a certificate substantially in the form set forth in Annex B.

          "Restricted Notes Legend" means a legend substantially in the form of the legend required in the form of Notes set forth in Section 2.02 to be placed upon a Restricted Note.

          "Restricted Payments" shall have the meaning specified in Section
10.10.

          "Restricted Period" means the period of 41 consecutive days beginning on and including the later of

(a) the day on which Notes are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (b) the last original issue date of the Notes.

          "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

          "Rule 144A Notes" means the Notes purchased by the Initial Purchasers from the Company pursuant to a Note Purchase Agreement, other than Regulation S Notes or Registered Notes.

          "Securities Act" means the Securities Act of 1933 (or any successor statute), as it may be amended from time to time.

          "Securities Act Legend" means a Restricted Notes Legend or a Regulation S Legend.

          "Senior Indebtedness" means with respect to the Company (x) Indebtedness created pursuant to the Bank Facility, (y) Indebtedness of the types referred to in Clauses (i), (ii), (iv), (v) and (vii) of the definition of Indebtedness, whether incurred on or prior to the date of the Indenture or thereafter Incurred and (z) Guaranties by the Company of any Indebtedness of the type referred to in the foregoing clause (y); provided, however, the following
                                              --------  -------
shall not constitute Senior Indebtedness: (1) any Indebtedness owed to a Person when such Person is a Subsidiary of the Company, (2) any Indebtedness which by the terms of the instrument creating or evidencing the same is expressly made pari passu or subordinate in right of payment to the Notes, (3) any Indebtedness
---- -----
Incurred in violation of the Indenture to the extent of such violation, (4) any Indebtedness which is subordinate in right of payment in any respect to any other Indebtedness of the Company or (5) any Indebtedness constituting trade payables, state or Federal taxes. For purposes of this definition, "Indebtedness" includes any obligation to pay principal, premium (if any), interest, penalties, reimbursement or indemnity amounts, fees and expenses (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-petition interest is allowed in such proceeding).

          "Shelf Registration Statement" means a shelf registration statement under the Securities Act filed by the Company, if required by, and meeting the requirements of, an

Exchange and Registration Rights Agreement, registering Original Notes for resale.

          "Special Interest" has the meaning specified in the form of the Notes set forth in Section 2.02.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 3.08.

          "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor to the rating agency business thereof.

          "Stated Maturity," when used with respect to the principal of any Indebtedness or any installment of interest thereof, shall mean the date specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

          "Subsidiary" of any Person shall mean (i) any corporation of which more than 50% of the outstanding shares of Capital Stock having ordinary voting power for the election of directors is owned directly or indirectly by such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person, directly or indirectly, has more than a 50% equity interest, and, except as otherwise indicated herein, references to Subsidiaries shall refer to Subsidiaries of the Company.

          "Subsidiary Guaranty" shall mean an unconditional senior subordinated guaranty of the Notes pursuant to a supplemental indenture to this Indenture as provided for in Section 9.07. Each Subsidiary Guaranty shall terminate by its terms upon such Subsidiary ceasing to be a Subsidiary upon (i) a disposition of all of the Capital Stock of such Subsidiary owned by the Company to a Person other than an Affiliate of the Company or (ii) the merger, consolidation or liquidation of such Subsidiary with another Person (other than an Affiliate of the Company and other than in circumstances where the survivor would be a Subsidiary).

          "Subsidiary Guarantor" shall mean a Subsidiary of the Company that shall have executed and delivered to the Trustee (i) a supplemental indenture providing for a Subsidiary Guaranty as provided in Sections 9.01 and 9.07 and such Subsidiary Guaranty shall be in full force and effect and (ii) certain Opinions of Counsel as provided for in Section 9.07.

          "Substitute Note" shall have the meaning specified in Section 3.01.

          "Successor Note" of any particular Note means every Note issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Note; and, for purposes of this definition, any Note authenticated and delivered under Section 3.07 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

          "Surviving Entity" shall have the meaning specified in Section 8.01.

          "Treasury Yield" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

          "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however,
                                                            --------  -------
that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee", shall mean such successor Trustee.

          "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is
                    --------
not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

          "Unrestricted Notes Certificate" means a certificate substantially in the form set forth in Annex C.

          "Vice President", when used with respect to the Company, or the Trustee, means any vice president of such Person, whether or not designated by a number or a word or words added before or after the title "vice president" and shall also include the Chief Financial Officer.

          "Voting Stock" shall mean stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time, stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          "Weighted Average Life" shall mean, as of any date, with respect to any indebtedness security, the quotient obtained by dividing (i) the sum of the products of the number of years from such date to the dates of each successive scheduled principal payment (including any sinking fund payment requirements) of such indebtedness security multiplied by the amount of such principal payment, by (ii) the sum of all such principal payments.

          "Wholly Owned Subsidiary" of any Person shall mean a Subsidiary of such Person, all of the Capital Stock (other than Directors' qualifying shares or Regulatory Shares) or other ownership interests of which shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

          SECTION 1.02.  Compliance Certificates and Opinions.  Upon any
                         -------------------------------------
application or request by the Company to the Trustee to take or refrain from taking any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act or this Indenture. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of each such individual, such condition or covenant has been complied with.

          SECTION 1.03.  Form of Documents Delivered to Trustee.  In any case
                         ---------------------------------------
where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Opinions of Counsel required to be delivered to the Trustee may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          SECTION 1.04.  Acts of Holders; Record Dates.  Any request, demand,
                         ------------------------------
authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments (and, for each instrument signed by an agent, the writing duly appointing such agent as agent of any Holders) are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          The ownership of Notes shall be proved by the Note Register.

          Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

          The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Notes; provided that the Company may not set a record date for, and
                  --------
the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date (or their duly appointed proxies), and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action
                                                    --------
shall be effective hereunder unless taken on or prior to the applicable Expiration Date (as defined herein) by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken.
Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in Section 1.06.

          The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to join in the giving or making of (a) any Notice of Default, (b) any declaration of acceleration referred to in Section 5.02, (c) any request to institute proceedings referred to in Section 5.07(b) or (d) any direction referred to in Section 5.12. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date (or their duly designated proxies), and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective
                        --------
hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Notes in the manner set forth in Section 1.06.

          With respect to any record date set pursuant to this Section, the party hereto which sets such record date may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless
                      --------
notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 1.06, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

          Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

          SECTION 1.05.  Notices, etc., to Trustee and Company.  Any request,
                         --------------------------------------
demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

          (a) the Trustee by any Holder, the Company, or any holder of or agent for any Senior Indebtedness of the Company, shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and hand delivered, mailed with first-class postage prepaid, sent by facsimile or delivered by recognized overnight courier to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, facsimile number: 212-852-1626, or at any other address or facsimile number previously furnished in writing to the Holders, the Company or any holder of or agent for any Senior Indebtedness of the Company by the Trustee; or

          (b) the Company by the Trustee, any Holder or any holder of or agent for any Senior Indebtedness of the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and hand delivered, mailed with first-class postage prepaid, sent by facsimile or delivered by recognized overnight courier to it at the address of the Company's principal office specified in the first paragraph of this instrument (facsimile number: 770-353-3028) or at any other address or facsimile number previously furnished in writing to the Trustee, the Holders or any holder of or agent for any Senior Indebtedness of the Company by the Company.

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail with first-class postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile; and the next Business Day after timely delivery to the courier, if sent by recognized overnight courier guaranteeing next-day delivery.

          SECTION 1.06.  Notice to Holders; Waiver.  Where this Indenture
                         --------------------------
provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and hand delivered, mailed with first-class postage prepaid or delivered by recognized overnight courier, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail with first-class postage prepaid, if mailed; and the next Business Day after timely delivery to the courier, if sent by a recognized overnight courier guaranteeing next-day delivery.

          SECTION 1.07.  Conflict with Trust Indenture Act.  If any provision
                         ----------------------------------
hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be. Until such time as this Indenture shall be qualified under the Trust Indenture Act, this Indenture, the Company and the Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act to the same extent as would be the case if this Indenture were so qualified on the date hereof.

          SECTION 1.08.  Effect of Headings and Table of Contents.  The Article
                         -----------------------------------------
and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 1.09.  Successors and Assigns.  All covenants and agreements
                         ----------------------
in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

          SECTION 1.10.  Separability Clause.  In case any provision in this
                         --------------------
Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 1.11.  Benefits of Indenture.  Nothing in this Indenture or in
                         ----------------------
the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Holders of Notes and the holders of any Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 1.12.  GOVERNING LAW.  THIS INDENTURE AND THE NOTES SHALL BE
                         --------------
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF).

          SECTION 1.13.  Legal Holidays.  In any case where any Interest Payment
                         ---------------
Date, Redemption Date, Purchase Date or Stated Maturity of any Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes or any Subsidiary Guaranty) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or Purchase Date or at the Stated Maturity; provided that no interest shall accrue for the period from and after
          --------
such Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity, as the case may be.

          SECTION 1.14.  No Recourse Against Others.  A director, officer,
                         ---------------------------
employee, stockholder or incorporator, as such, of the Company or any of its Subsidiaries shall not have any liability for any obligations of the Company or any of its Subsidiaries under the Notes or this Indenture for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

                                  ARTICLE II

                                  Notes Forms
                                  -----------

          SECTION 2.01.  Forms Generally; Initial Forms of Rule 144A and
                         -----------------------------------------------
Regulation S Notes.  The Notes and the Trustee's certificates of authentication
-------------------
shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with law or the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes as evidenced by their execution thereof.

          The definitive Notes shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes as evidenced by their execution thereof.

          Upon their original issuance, Rule 144A Notes shall be issued in the form of one or more Global Notes registered in the name of DTC, as Depositary, or its nominee and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct). Such Global Notes, together with their Successor Notes which are Global Notes other than the Regulation S Global Notes are collectively herein called the "Restricted Global Notes".

          Upon their original issuance, Regulation S Notes shall be issued in the form of one or more Global Notes registered in the name of DTC, as Depositary, or its nominee and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct); provided that
                                                                 --------
upon such deposit all such Notes shall be credited to or through accounts maintained at DTC by or on behalf of Euroclear or Cedel. Such Global Notes, together with their Successor Notes which are Global Notes other than the Restricted Global Notes are collectively herein called the "Regulation S Global Notes".

          SECTION 2.02.  Form of Face of Notes.  [IF THE NOTE IS A RESTRICTED
                         ----------------------
NOTE, THEN INSERT -- THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.]

          [IF THE NOTE IS A REGULATION S NOTE, THEN INSERT -- THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS THIS
NOTE IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE.]

          [IF THE NOTE IS A GLOBAL NOTE, THEN INSERT -- THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

          [IF THE NOTE IS A GLOBAL NOTE AND THE DEPOSITORY TRUST COMPANY IS TO BE THE DEPOSITARY THEREFOR, THEN INSERT -- UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS

WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                             AFC ENTERPRISES, INC.
                  10-1/4% SENIOR SUBORDINATED NOTES DUE 2007


[If Restricted Global Note - CUSIP No.[          ]]
[If Regulation S Note - CUSIP No.[          ]]
[If Regulation S Global Note - ISIN No.[          ]]

No.                                                       $
   --------------                                          -----------------

          AFC Enterprises, Inc., a corporation duly organized and existing under the laws of Minnesota (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________, or registered assigns, the
principal sum of     ______________ Dollars [IF THE NOTE IS A GLOBAL NOTE, THEN
INSERT -- , or such other principal amount (which, when taken together with the principal amounts of all other Outstanding Notes, shall not exceed $250,000,000 in the aggregate at any time) as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture,] on May 15, 2007 and to pay interest thereon from the date of original issuance of this Note or any Predecessor Note (including in the case of any Exchange Note any Original Note exchanged therefor) or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 15 and November 15 in each year commencing on [INSERT FIRST INTEREST PAYMENT DATE], at the rate of 10 1/4% per annum, until the principal hereof is paid or made available for payment; provided that any amount of principal of (and premium, if
                       --------
any) and interest on this Note which is overdue shall bear interest (to the extent that payment thereof shall be legally enforceable) at the rate of 12-1/4% per annum, from the date such amount is due to the day it is paid or made available for payment, and such overdue interest shall be payable on demand [IF THE NOTE IS AN ORIGINAL NOTE THAT IS SUBJECT TO AN EXCHANGE AND REGISTRATION RIGHTS AGREEMENT, THEN INSERT -- ; provided further that, if any Registration
                                   -------- -------
Default occurs under the Exchange and Registration Rights Agreement applicable hereto, as liquidated damages for such Registration Default, special interest ("Special Interest"), in addition to the Base Interest, shall accrue during the Registration Default Period for such Registration Default at a per annum rate of 0.25% for the first 90 days of such Registration Default Period, at a per annum rate of 0.50% for the second 90 days of such Registration Default Period, at a per annum rate of 0.75% for the third 90 days of such Registration Default

Period and at a per annum rate of l.0% thereafter for the remaining portion of such Registration Default Period. Such Special Interest will be payable in cash semiannually in arrears on each Interest Payment Date; and the amount of accrued Special Interest shall be determined on the basis of the number of days actually elapsed].

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date [IF THE NOTE IS AN ORIGINAL NOTE, THEN INSERT --; provided that any accrued and unpaid interest (including
                      --------
Special Interest, if any) on this Note upon the issuance of an Exchange Note in exchange for this Note shall cease to be payable to the Holder hereof and shall be payable on the next Interest Payment Date for such Exchange Note to the Holder thereof on the related Regular Record Date]. Any such interest not so punctually paid or duly provided for, and interest on such Defaulted Interest at the interest rate borne by the Notes, to the extent lawful, will forthwith cease to be payable to the Holder on the relevant Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, with the consent of the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest on this Note shall be computed on the basis set forth in the Indenture.

          [IF THE NOTE IS A GLOBAL NOTE, THEN INSERT -- All payments in respect of this Note will be payable to the holder of the Global Note in its capacity as the registered Holder under the Indenture.] [IF THE NOTE IS NOT A GLOBAL NOTE, THEN INSERT -- Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, maintained for such purpose and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts;

provided, however, that at the option of the Company payment of interest may be
--------  -------
made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register; provided further, that all payments
                                           ----------------
of the principal (and premium, if any) and interest on Notes, the Holders of which have given wire transfer instructions to the Company or its agent at least 10 Business Days prior to the applicable payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by such Holders in such instructions.]

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                         AFC ENTERPRISES, INC.


[SEAL]                   By:_________________________________________


Attest:


------------------------------------------


          SECTION 2.03.  Form of Reverse of Notes.  This Note is one of a duly
                         -------------------------
authorized issue of Notes of the Company designated as its 10-1/4% Senior Subordinated Notes due 2007 (herein called the "Notes"), issued and to be issued under an Indenture, dated as of May 21, 1997 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), among the Company and United States Trust Company of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of the Senior Indebtedness and the Holders of the Notes and of the terms upon which the Notes, are, and are to be, authenticated and delivered. The Notes will be limited to $250,000,000 in aggregate principal amount Outstanding of which $175,000,000 in aggregate principal amount was initially issued on May 21, 1997.

          The Notes are redeemable, at the option of the Company, as a whole or in part, at any time on or after May 15, 2002 at the Redemption Prices (expressed as percentages of the principal amount thereof) set forth below together with accrued and unpaid interest to the Redemption Date, if redeemed during the 12-month period beginning on May 15 of the years indicated:

                                                Redemption
                       Year                        Price

                     2002..................      105.125%
                     2003..................      103.416%
                     2004..................      101.708%
                     2005 and thereafter...      100.000%

          At any time, or from time to time, prior to May 15, 2000, up to 40% in aggregate principal amount of Notes originally issued under the Indenture will be redeemable, at the option of the Company, from the net proceeds of one or more Public Offerings of Capital Stock (other than Redeemable Interests) of the Company, at a Redemption Price equal to 110.25% of the principal amount thereof, together with accrued but unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date); provided that the notice of redemption with respect to any
                  --------
such redemption is mailed within 60 days following the closing of the corresponding public offering; and provided further that following such
                                   ----------------
redemption at least $100 million in aggregate principal amount of Notes remains Outstanding.

          At any time on or prior to May 15, 2002, the Notes may also be redeemed as a whole but not in part at the option of the Company upon the occurrence of a Change of Control, (but in no event more than 90 days after the occurrence of such Change of Control) at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to the Redemption Date (subject to the right of

Holders on the relevant record date to receive interest due on the relevant interest payment date).

          "Applicable Premium" means, with respect to a Note at any Redemption Date, the greater of (i) 5.125% of the principal amount of such Note (which represents the redemption premium otherwise payable on May 15, 2002) and (ii) the excess of (A) the sum of the present values at such time of (1) the redemption price of such Note at May 15, 2002 as set forth in the table above plus (2) all scheduled interest payments (excluding accrued interest for which the scheduled payment date has not yet occurred) due on such Note through May 15, 2002, computed in each case using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.

          "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) which has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to May 15, 2002, provided, however, that if the
                                                 --------  -------
period from the Redemption Date to May 15, 2002, is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to May 15, 2002, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee not more than 60 days prior to the Redemption Date by such method as the Trustee shall deem fair and appropriate and in a manner that complies with applicable legal and securities exchange requirements, if any; provided, however, that Notes will be
                                          --------  -------
redeemed in amounts equal to $1,000 or any integral multiple thereof. Notice of redemption shall be mailed by first-class mail not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of each Note to be redeemed at such Holder's registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancelation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption.

          The Notes do not have the benefit of any sinking fund obligations.

          The Indenture provides that, subject to certain conditions, if (A) certain Net Available Proceeds are available to the Company as a result of Asset Dispositions or (B) a Change of Control occurs, the Company shall be required to make an Offer to Purchase all or a specified portion of the Notes.

          In the event of redemption or purchase pursuant to an Offer to Purchase of this Note in part only, a new Note or Notes of like tenor for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancelation hereof.

          If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture contains provisions for defeasance at any time of (1) the entire indebtedness of this Note or (2) certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth therein.

          The Notes shall be subordinated in right of payment to Senior Indebtedness of the Company as provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding.
The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain existing or past defaults under the Indenture and their consequences. The Indenture also provides that, without notice to or the consent of any Holder, the Company and the Trustee may enter into one or more supplemental indentures to, among other things, cure any ambiguity, defect or inconsistency, or make any other change, in each case, that does not adversely affect the rights of any Holder in any material respect. Any such consent or waiver by the Holder of this Note or any such supplemental indenture shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in aggregate principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee, offered the Trustee reasonable indemnity, the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Notes at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to certain suits described in the Indenture, including any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium, if any, or interest hereon on or after the respective due dates expressed herein (or, in the case of redemption, on or after the Redemption Date or, in the case of any purchase of this Note required to be made pursuant to an Offer to Purchase, on the Purchase Date).

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, the Note Registrar, any Paying Agent and any of their agents may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee, the Note Registrar, any Paying Agent nor any such agent shall be affected by notice to the contrary.

          A director, officer, employee, stockholder or incorporator, as such, of the Company or any of its Subsidiaries shall not have any liability for any obligations of the Company or any of its Subsidiaries under this Note or the Indenture for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting this Note waives and releases all such liability.

          All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to conflicts of law principles thereof).

                      OPTION OF HOLDER TO ELECT PURCHASE


          If you want to elect to have this Note purchased in its entirety by the Company pursuant to Section 10.14 or 10.15 of the Indenture, check the box:

                                       [ ]

          If you want to elect to have only a part of this Note purchased by the Company pursuant to Section 10.14 or 10.15 of the Indenture, state the amount (which must be $1,000 or an integral multiple thereof): $______________

Dated:_____________      Your Signature:____________________________
                                        (Sign exactly as name appears on the
                                        other side of this Note)


Signature Guarantee:____________________________________________________________

                    Notice: Signature(s) must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

          SECTION 2.04.  Form of Trustee's Certificate of Authentication.  This
                         ------------------------------------------------
is one of the Notes referred to in the within-mentioned Indenture.


                         United States Trust Company of
                              New York, as Trustee

                         By:____________________________________________
                                 Authorized Signature

                                  ARTICLE III

                                   The Notes
                                   ---------

          SECTION 3.01.  Title and Terms.  (a)  The aggregate principal amount
                         ----------------
of Notes which may be authenticated and delivered under this Indenture is limited to $250,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Notes pursuant to Sections 3.03, 3.04, 3.05, 3.06, 3.07, 9.06, 11.08 or in connection with an Offer to Purchase pursuant to Section 10.14 or 10.15 (all Notes referred to in this exception being deemed "Substitute Notes"). The Company may issue Exchange Notes from time to time pursuant to an Exchange Offer, in each case pursuant to a Board Resolution and subject to Section 3.03, in authorized denominations in exchange for a like principal amount of Original Notes. Upon any such exchange the Original Notes shall be canceled in accordance with
Section 3.10 and shall no longer be deemed Outstanding for any purpose. Subject to the terms and conditions hereof, (i) $175,000,000 in aggregate principal amount of Notes will be authenticated and delivered on the date hereof and (ii) in accordance with clause (b) below, up to $75,000,000 of Additional Notes may be authenticated and delivered in the future (which may be Restricted Notes or Regulation S Notes (which may be subject to an Exchange and Regulation Rights Agreement) or may be Registered Notes as specified in the relevant Board Resolution); provided, however, that in no event shall the aggregate principal
             --------  -------
amount of all Notes Outstanding (including all Restricted Notes, Regulation S Notes and Registered Notes at the time Outstanding) exceed $250,000,000.

          The Notes shall be known and designated as the "10-1/4% Senior Subordinated Notes due 2007" of the Company. Their Stated Maturity shall be May 15, 2007 and they shall bear interest at the rate of 10-1/4% per annum (the "Base Interest"), from May 21, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on May 15 and November 15, commencing November 15, 1997, until the principal thereof is paid or made available for payment; provided,
                                                                   --------
however, with respect to Original Notes, that if a Registration Default occurs,
-------
as liquidated damages for such Registration Default, Special Interest, in addition to the Base Interest, shall accrue during the Registration Default Period for such Registration Default at a per annum rate of 0.25% for the first 90 days of such Registration Default Period, at a per annum rate of 0.50% for the second 90 days of such Registration Default Period, at a per annum rate of 0.75% for the third 90 days of such Registration

Default Period and at a per annum rate of 1.0% thereafter for the remaining portion of such Registration Default Period. The Company shall provide written notice to the Trustee of any Registration Default and of the end of the Registration Default Period for such Registration Default. Accrued Special Interest, if any, shall be paid in cash in arrears semi-annually on May 15 and November 15 in each year, and the amount of accrued Special Interest shall be determined on the basis of the number of days actually elapsed.

          Any accrued and unpaid interest (including Special Interest, if any) on this Note upon the issuance of an Exchange Note in exchange for this Note shall cease to be payable to the Holder hereof but such accrued and unpaid interest (including Special Interest, if any) shall be payable on the next Interest Payment Date for such Exchange Note to the Holder thereof on the related Regular Record Date.

          The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided,
                                                                       --------
however, that at the option of the Company payment of interest may be made by
-------
check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register; provided further that all payments of the principal
                             ----------------
(and premium, if any) and interest on Notes, the Holders of which have given wire transfer instructions to the Company or its agent at least 10 Business Days prior to the applicable payment date, will be required to be made by wire transfer of immediately available funds to the accounts specified by such Holders in such instructions.

          The Notes shall be subject to redemption as provided in Article XI.

          The Notes shall be subject to repurchase by the Company pursuant to an Offer to Purchase as provided in Sections 10.14 and 10.15.

          The Notes shall not have the benefit of any sinking fund obligations.

          The Notes shall be subject to defeasance at the option of the Company as provided in Article XII.

          The Notes shall be subordinated in right of payment to Senior Indebtedness of the Company and, if any, each of the Subsidiary Guarantors, respectively, as provided in Article XIV and, if any, each indenture supplemental hereto in the form of Annex D, respectively.

          Unless the context otherwise requires, the Original Notes, the Exchange Notes and any Registered Notes shall constitute one series for all purposes under the Indenture, including with respect to any amendment, waiver, acceleration or other Act of Holders, redemption or Offer to Purchase.

          (b) With respect to any Notes issued after the Issue Date (except for Exchange Notes or Substitute Notes) there shall be established in or pursuant to a Board Resolution, and subject to Section 3.03, set forth, or determined in a manner provided in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of such Notes:

          (i) the aggregate principal amount of such Notes which may be authenticated and delivered under this Indenture which shall be in aggregate principal amounts of not less than $10 million per issuance and which together with all other issuances under this clause (b) shall not exceed $75 million;

          (ii) the date from which interest on such Notes shall accrue;

          (iii) whether such Notes shall be initially issued as Original Notes (in the form of Restricted Notes and/or Regulation S Notes) that are subject to an Exchange and Registration Rights Agreement, or instead shall be issued in the form of Registered Notes pursuant to a registration statement under the Securities Act; and

          (iv) the price at which such Additional Notes have initially been sold to the public (exclusive of any underwriter); provided, however, that no
                                                   --------  -------
     Additional Note may be issued at a price that would cause such Note to have "original issue discount" within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended.

          A copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate or the trust indenture supplemental hereto setting forth the terms of such Notes.

          SECTION 3.02.  Denominations.  The Notes shall be issuable only in
                         --------------
registered form without coupons, and only in denominations of $1,000 and any integral multiple thereof.

          SECTION 3.03.  Execution, Authentication, Delivery and Dating.  The
                         -----------------------------------------------
Notes shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, Chief Executive Officer, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile.

          Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company, together with a Company Order for the authentication and delivery of such Notes; and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes as in this Indenture provided and not otherwise. In addition, in the case of the original issuance of any Additional Notes, the Company shall deliver the Officers' Certificate referred to in Section 3.01(b).

          At any time and from time to time after the execution and delivery of this Indenture and after the effectiveness of a registration statement under the Securities Act with respect thereto, the Company may deliver Exchange Notes executed by the Company, to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Exchange Notes and a like principal amount of Original Notes for cancelation in accordance with
Section 3.10 of this Indenture, and the Trustee in accordance with the Company Order shall authenticate and deliver such Notes. Prior to authenticating such Exchange Notes, and accepting any additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be entitled to receive, if requested, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating in substance:

          (a) that all conditions hereunder precedent to the authentication and delivery of such Exchange Notes have been complied with and that such Exchange Notes endorsed thereon, when such Notes have been duly authenticated and delivered by the Trustee (and subject to any other conditions specified in such Opinion of Counsel), have been duly issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors, rights and to general equity principles; and

          (b) that the issuance of the Exchange Notes in exchange for Original Notes has been effected in compliance with the Securities Act.

          Each Note shall be dated the date of its authentication.

          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

          SECTION 3.04.  Temporary Notes.  Pending the preparation of definitive
                         ----------------
Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes, which Notes are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution thereof.

          If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes, upon surrender of the temporary Notes at any office or agency of the Company designated pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancelation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

          SECTION 3.05.  Global Notes.  (a)  Each Global Note authenticated
                         -------------
under this Indenture shall be registered in the name of the Depositary designated by the Company for such Global Note or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

          (b) Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or (B) has ceased to be a clearing agency registered as such under the Exchange Act, and in either case the Company fails to appoint a successor Depositary, (ii) the Company executes and delivers to the Trustee a Company Order stating that it elects to cause the issuance of the Note in certificated form and that all Global Notes shall be exchanged in whole for Notes that are not Global Notes (in which case such exchange shall be effected by the Trustee) or (iii) there shall have occurred and be continuing an Event of Default with respect to such Global Notes.

          (c) If any Global Note is to be exchanged for other Notes or canceled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Note Registrar, for exchange or cancelation as provided in this Article III. If any Global Note is to be exchanged for other Notes or canceled in part, or if another Note is to be exchanged in whole or in part for a beneficial interest in any Global Note, then either (i) such Global Note shall be so surrendered for exchange or cancelation as provided in this
Article III or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Notes to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Note Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Note, the Trustee shall, subject to Section 3.06(c) and as otherwise provided in this Article III, authenticate and deliver any Notes issuable in exchange for such Global Notes (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Notes that are not in the form of Global Notes. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article III if such order, direction or request is given or made in accordance with the Applicable Procedures.

          (d) Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Article III or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a Person other than the Depositary for such Global Note or a nominee thereof.

          (e) The Depositary or its nominee, as registered owner of a Global Note, shall be the Holder of such Global Note for all purposes under the Indenture and the Notes, and owners of beneficial interests in a Global Note shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner's beneficial interest in a Global Note will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members.

          SECTION 3.06.  Registration, Registration of Transfer and Exchange
                         ---------------------------------------------------
Generally; Restrictions on Transfer and Exchange; Securities Act Legends.  (a)
-------------------------------------------------------------------------
Registration, Registration of Transfer and Exchange Generally.  The Company
--------------------------------------------------------------
shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 10.02 being herein sometimes collectively referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers and exchanges of Notes. The Trustee is hereby appointed "Note Registrar" for the purpose of registering Notes and transfers and exchanges of Notes as herein provided. Such Note Register shall distinguish between Original Notes and Exchange Notes.

          Upon surrender for registration of transfer of any Note at an office or agency of the Company designated pursuant to Section 10.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture on each such new Note.

          At the option of the Holder, and subject to the other provisions of this Section 3.06, Notes may be exchanged for other Notes of any authorized denominations, of a like aggregate principal amount, each such new Note executed by the Company, upon surrender of the Note to be exchanged at any such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

          All Notes issued upon any registration of transfer or exchange shall be the valid Obligations of the Company, and (except for the differences between Original Notes and Exchange Notes provided for herein) entitled to the same benefits under this Indenture, as the Notes, surrendered upon such registration of transfer or exchange.

          Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.03, 3.04, 3.05, 3.06, 9.06, 10.14, 10.15 or 11.08 not
involving any transfer.

          The Company shall not be required (i) to issue, register the transfer of or exchange any Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 11.05 and ending at the close of business on the day of such mailing, (ii) to register the transfer of or exchange any Notes so selected for redemption in whole or in part, except the unredeemed portion of any Notes being redeemed in part or (iii) to register the transfer of or to exchange any Notes between a record date and the next succeeding Interest Payment Date.

          (b)  Certain Transfers and Exchanges.  Notwithstanding any other
               --------------------------------
provision of this Indenture or the Notes, transfers and exchanges of Notes and beneficial interests in a Global Note of the kinds specified in this Section 3.06(b) shall be made only in accordance with this Section 3.06(b).

          (i)  Restricted Global Note to Regulation S Global Note.  If the owner
               ---------------------------------------------------
     of a beneficial interest in the Restricted Global Note wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Regulation S Global Note, such transfer may be effected only in accordance with the provisions of this Clause (b)(i) and Clause (b)(vii) below and subject to the Applicable Procedures. Upon receipt by the Trustee, as Note Registrar, of (A) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Regulation S Global Note in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the Restricted Global Note in an equal principal amount be debited from another specified Agent Member's account and (B) a Regulation S Certificate, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Restricted Global Note or his attorney duly authorized in writing, then the Trustee, as Note Registrar but subject to Clause (b)(vii) below, shall reduce the principal amount of the Restricted Global Note and increase the principal amount of the Regulation S Global Note by such specified principal amount as provided in
     Section 3.05(c).

          (ii)  Regulation S Global Notes to Restricted Global Note.  If the
                ----------------------------------------------------
     owner of a beneficial interest in the Regulation S Global Note wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Restricted Global Note, such transfer may be effected only in accordance with this Clause (b)(ii) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Note Registrar, of (A) an order given by the Depositary or its authorized representative directing that a beneficial interest in the

     Restricted Global Note in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the Regulation S Global Note in an equal principal amount be debited from another specified Agent Member's account and (B) if such transfer is to occur during the Restricted Period, a Restricted Notes Certificate, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Regulation S Global Note or his attorney duly authorized in writing, then the Trustee, as Note Registrar, shall reduce the principal amount of the Regulation S Global Note and increase the principal amount of the Restricted Global Note by such specified principal amount as provided in Section 3.05(c).

          (iii)  Restricted Non-Global Note to Restricted Global Note or
                 -------------------------------------------------------
     Regulation S Global Note.  If the Holder of a Restricted Note (other than a
     -------------------------
     Global Note) wishes at any time to transfer all or any portion of such Notes to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note or the Regulation S Global Note, such transfer may be effected only in accordance with the provisions of this Clause (b)(iii) and Clause (b)(vii) below and subject to the Applicable Procedures. Upon receipt by the Trustee, as Note Registrar, of (A) such Restricted Note as provided in Section 3.06(a) and instructions satisfactory to the Trustee directing that a beneficial interest in the Restricted Global Note or Regulation S Global Note in a specified principal amount not greater than the principal amount of such Note be credited to a specified Agent Member's account and (B) a Restricted Note Certificate, if the specified account is to be credited with a beneficial interest in the Restricted Global Note, or a Regulation S Certificate, if the specified account is to be credited with a beneficial interest in the Regulation S Global Note, in either case satisfactory to the Trustee and duly executed by such Holder or his attorney duly authorized in writing, then the Trustee, as Note Registrar but subject to Clause (b)(vii) below, shall cancel such Restricted Note (and issue a new Restricted Note in respect of any untransferred portion thereof) as provided in Section 3.06(a) and increase the principal amount of the Restricted Global Note or the Regulation S Global Note, as the case may be, by the specified principal amount as provided in Section 3.05(c).

          (iv)  Regulation S Non-Global Note to Restricted Global Note or
                ---------------------------------------------------------
     Regulation S Global Note.  If the Holder
     -------------------------
     of a Regulation S Note (other than a Global Note) wishes at any time to transfer all or any portion of such Restricted Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note or the Regulation S Global Note, such transfer may be effected only in accordance with this Clause (b)(iv) and Clause (b)(vii) below and subject to the Applicable Procedures. Upon receipt by the Trustee, as Note Registrar, of (A) such Restricted Note as provided in
     Section 3.06(a) and instructions satisfactory to the Trustee directing that a beneficial interest in the Restricted Global Note or Regulation S Global
     Note in a specified principal amount not greater than the principal amount of such Note be credited to a specified Agent Member's account and (B) if the transfer is to occur during the Restricted Period and the specified account is to be credited with a beneficial interest in the Restricted Global Note, a Restricted Notes Certificate satisfactory to the Trustee and duly executed by such Holder or his attorney duly authorized in writing, then the Trustee, as Note Registrar but subject to Clause (b)(vii) below, shall cancel such Restricted Note (and issue a new Restricted Note in respect of any untransferred portion thereof) as provided in Section 306(a) and increase the principal amount of the Restricted Global Note or the Regulation S Global Note, as the case may be, by the specified principal amount as provided in Section 3.05(c).

          (v)  Non-Global Note to Non-Global Note.  A Note that is not a Global
               -----------------------------------
     Note may be transferred, in whole or in part, to a Person who takes delivery in the form of another Note that is not a Global Note as provided in Section 3.06(a); provided that if the Note to be transferred in whole or
                         --------
     in part is a Restricted Note, or is a Regulation S Note and the transfer is to occur during the Restricted Period, then the Trustee shall have received
     (A) a Restricted Notes Certificate, satisfactory to the Trustee and duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Restricted Note, or (B) a Regulation S Certificate, satisfactory to the Trustee and duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Regulation S Note (subject in every case to Section 3.06(c)).

          (vi)  Exchanges between Global Note and Non-Global Note.  A beneficial
                --------------------------------------------------
     interest in a Global Note may be
     exchanged for a Note that is not a Global Note as provided in Section 3.05;

     provided that, if such interest is a beneficial interest in the Restricted
     --------
     Global Note, or if such interest is a beneficial interest in the Regulation S Global Note and such exchange is to occur during the Restricted Period, then such interest shall be exchanged for a Restricted Note (subject in each case to Section 3.06(c)). A Note that is not a Global Note may be exchanged for a beneficial interest in a Global Note only if (A) such exchange occurs in connection with a transfer effected in accordance with Clause (b)(iii) or (iv) above or (B) such Note is a Regulation S Note and such exchange occurs after the Restricted Period.

          (vii)  Regulation S Global Note to Be Held Through Euroclear or Cedel
                 --------------------------------------------------------------
     During Restricted Period.  The Company shall use its best efforts to cause
     -------------------------
     the Depositary to ensure that, until the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may be held only in or through accounts maintained at the Depositary by Euroclear or Cedel (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account;

     provided that this Clause (b)(vii) shall not prohibit any transfer or
     --------
     exchange of such an interest in accordance with Clause (b)(ii) or (vi) above.

          (c)  Securities Act Legends.  Rule 144A Notes and their respective
               -----------------------
Successor Notes shall bear a Restricted Notes Legend, and Regulation S Notes and their Successor Notes shall bear a Regulation S Legend, subject to the following:

          (i) subject to the following Clauses of this Section 3.06(c), a Note or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Note or any portion thereof shall bear the Securities Act Legend borne by such Global Note while represented thereby;

          (ii) subject to the following Clauses of this Section 3.06(c), a new Note which is not a Global Note and is issued in exchange for another Note (including a Global Note) or any portion thereof, upon transfer or otherwise, shall bear the Securities Act Legend borne by such other Note;

     provided that if such new Note is required pursuant to Section 3.06(b)(v)
     --------
     or (vi) to be issued in the form of a Restricted Note, it shall bear a Restricted Note Legend and, if such new Note is so required to be issued in the form of a Regulation S Note, it shall bear a Regulation S Legend;

          (iii) Registered Notes shall not bear a Securities Act Legend;

          (iv) at any time after the Note may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Note which does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Note (other than a Global Note) or any portion thereof which bears such a legend if the Trustee has received an Unrestricted Note Certificate, satisfactory to the Trustee and duly executed by the Holder of such legended Note or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and deliver such a new
     Note in exchange for or in lieu of such other Note as provided in this
     Article III;

          (v) a new Note which does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Note (other than a Global Note) or any portion thereof which bears such a legend if, in the Company's judgment, placing such a legend upon such new Note is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Company and, if requested by the Trustee, upon delivery of an Opinion of Counsel, shall authenticate and deliver such a new Note as provided in this Article III; and

          (vi) notwithstanding the foregoing provisions of this Section 3.06(c), a Successor Note of a Note that does not bear a particular form of Securities Act Legend shall not bear such form of legend unless the Company has reasonable cause to believe that such Successor Note is a "Restricted Note" within the meaning of Rule 144, in which case the Trustee, at the direction of the Company, shall authenticate and deliver a new Note bearing a Restricted Note Legend in exchange for such Successor Note as provided in this Article III.

          SECTION 3.07.  Mutilated, Destroyed, Lost and Stolen Notes.  If any
                         --------------------------------------------
mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Note and
(b) such security or indemnity as may be required by either of them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

          Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          SECTION 3.08.  Payment of Interest; Interest Rights Preserved.
                         -----------------------------------------------
Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

          Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (a) or (b) below:

          (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Company, with the consent of the Trustee, shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such Special Record Date and the Company or the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at such Holder's address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (b).

          (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

          Notwithstanding the foregoing, any interest which is paid prior to the expiration of the grace period provided for in Section 5.01(a) hereof shall be paid to the Holders of the Notes as of the Regular Record Date for the Interest Payment Date for which interest has not been paid.

          SECTION 3.09.  Persons Deemed Owners.  Prior to due presentment of a
                         ----------------------
Note for registration of transfer, the Company, the Trustee, the Note Registrar, any Paying Agent and any of their agents may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.08) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee, the Note Registrar, any Paying Agent nor any such agent shall be affected by notice to the contrary.

          SECTION 3.10.  Cancelation.  All Notes surrendered for payment,
                         ------------
redemption, repurchase pursuant to any Offer to Purchase, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancelation any Note previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. No Note shall be authenticated in lieu of or in exchange for any Note canceled as provided in this Section, except as expressly permitted by this Indenture. Subject to the record retention requirements of the Exchange Act, all canceled Notes held by the Trustee, together with any Subsidiary Guaranties that may be endorsed thereon, shall be disposed of by the Trustee as directed by Company Order and the Trustee will certify as to such disposal to the reasonable satisfaction of the Company. The Trustee shall provide the Company with a list of all Notes that have been canceled from time to time as requested by the Company.

          SECTION 3.11.  Computation of Interest.  Interest on the Notes shall
                         ------------------------
be computed on the basis of a 360-day year of twelve 30-day months; provided,
                                                                    --------
however, that any Special Interest on Original Notes and any interest on overdue
-------
principal of (and premium, if any) and interest on any Note, shall be computed on the basis of a 365-day or 366-day year, as the case may be, and the number of days actually elapsed during the relevant Registration Default Period or the period of default in the payment of such overdue principal (and premium, if any) or interest.

          SECTION 3.12.  CUSIP Number.  The Company shall in issuing the Notes
                         -------------
use a CUSIP number, and the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to the Holders; provided, that any such
                                                        --------
notice may state that no representation is made as to the accuracy or correctness of the CUSIP number printed in the notice or on the certificates representing the Notes and that reliance may be placed only on the other identification numbers printed on the certificates representing the Notes.


                                  ARTICLE IV

                          Satisfaction and Discharge
                          --------------------------

          SECTION 4.01.  Satisfaction and Discharge of Indenture.  This
                         ----------------------------------------
Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

          (a) either

               (i) all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.07 and (B) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancelation; or

               (ii) all such Notes not theretofore delivered to the Trustee for cancelation

                    (A)  have become due and payable, or

                    (B) will become due and payable at their Stated Maturity within one year, or

                    (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose cash in U.S. dollars, U.S. Government Obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, or any combination thereof, an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancelation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to Clause a(ii) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of
Section 10.03 shall survive.

          SECTION 4.02.  Application of Trust Money.  Subject to the provisions
                         ---------------------------
of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying

Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.


                                   ARTICLE V

                                   Remedies
                                   --------

          SECTION 5.01.  Events of Default.  "Event of Default", wherever used
                         ------------------
herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

           (a) default in the payment of any interest on any Note when it becomes due and payable and continuance of such default for a period of 30 days;

           (b) default in the payment of the principal of or premium, if any, on any Note at its Maturity (upon acceleration, optional redemption, required purchase or otherwise) or the cessation to be in full force and effect (other than as a result of a termination pursuant to its terms) of a Subsidiary Guaranty issued by a Subsidiary that is at the time a Material Subsidiary;

           (c) default in the performance of obligations of Sections 8.01, 10.14 or 10.15;

           (d) default in the performance, or breach, of any covenant or warranty of the Company contained in this Indenture (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with in clause (a), (b) or (c) above) and continuance of such default or breach for a period of 60 days after written notice (identifying the default or breach and stating that the notice constitutes a notice of an Event of Default) shall have been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

           (e) one or more defaults in the (A) payment of principal of or premium, if any, on Indebtedness of the Company or a Subsidiary Guarantor aggregating $5 million or more, when the same becomes due and payable at the final maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (B) Indebtedness of the Company or a Subsidiary Guarantor aggregating $5 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled prepayment) prior to the stated maturity thereof;

           (f) one or more final judgments or orders shall be rendered against the Company or a Subsidiary Guarantor for the payment of money, either individually or in an aggregate amount, in excess of $5 million and shall not be discharged and either (A) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order and such proceeding shall not have been stayed within 5 days or (B) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect;

           (g) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Subsidiary Guarantor that is at the time a Material Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any Subsidiary Guarantor that is at the time a Material Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any such Subsidiary Guarantor under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any such Subsidiary Guarantor or of any substantial part of the property of the Company or any such Subsidiary Guarantor or ordering the winding up or liquidation of the affairs of the Company or any such Subsidiary Guarantor and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

           (h) the commencement by the Company or any Subsidiary Guarantor of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Subsidiary Guarantor to the entry of a decree or order for relief in respect of the Company or any Subsidiary Guarantor in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Subsidiary Guarantor or the filing by the Company or any Subsidiary Guarantor of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company or any Subsidiary Guarantor to the filing of such a petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Subsidiary Guarantor or of any substantial part of the property of the Company or any Subsidiary Guarantor, or the making by the Company or any Subsidiary Guarantor of an assignment for the benefit of creditors, or the admission by the Company or any Subsidiary Guarantor in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Subsidiary Guarantor in furtherance of any such action.

          SECTION 5.02.  Acceleration of Maturity; Rescission and Annulment.
                         ---------------------------------------------------
If an Event of Default (other than an Event of Default specified in Section 5.01(g) or 5.01(h)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal and any accrued interest, if any, shall become immediately due and payable; provided,
                                                                    --------
however, that, so long as any Indebtedness permitted to be incurred pursuant to
-------
the Bank Facility shall be outstanding, no such acceleration shall be effective until the earlier of (x) acceleration of any such Indebtedness under the Bank Facility or (y) five business days after the giving of written notice to the Company and the administrative agent under the Bank Facility of such acceleration. Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. If an Event of Default specified in Section 5.01(g) or 5.01(h) occurs and is continuing, the principal of and any accrued interest, if any, on the Notes then Outstanding shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

          At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

          (a) the Company has paid or deposited, or caused to be paid or deposited, with the Trustee a sum sufficient to pay:

               (i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensa tion, expenses, disbursements and advances of the Trustee, its agents and counsel,

               (ii)  all overdue interest on all Notes,

               (iii) the principal of and premium, if any, on any Notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes, and

          (b) all Events of Default, other than the non-payment of principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

          In the event of any Event of Default specified in clause (e) above, such Event of Default and all consequences thereof (including without limitation any acceleration or resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if, within 20 days after such Event of Default arose, (x) the Indebtedness that is the basis for such Event of Default has been discharged,
(y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) if the default that is the basis for such Event of Default has been cured.

          SECTION 5.03.  Collection of Indebtedness and Suits for Enforcement by
                         -------------------------------------------------------
Trustee.  The Company covenants that if:
--------

          (a) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days; or

          (b) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof or, with respect to any Note required to have been purchased pursuant to an Offer to Purchase made by the Company, at the Purchase Date thereof;

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any principal (and premium, if any) and interest that is overdue, at the rate provided therefor in the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 5.04.  Trustee May File Proofs of Claim.  In case of any
                         ---------------------------------
judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions, including participation as a member, voting or otherwise, of any committee of creditors, authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

          Notwithstanding the foregoing, no provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of such Holders,
            --------  -------
vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other such committee.

          SECTION 5.05.  Trustee May Enforce Claims Without Possession of Notes.
                         ------------------------------------------------------
All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

          SECTION 5.06.  Application of Money Collected.  Subject to Article
                         -------------------------------
XIV and any Subsidiary Guaranty pursuant to an indenture supplemental hereto in the form of Annex D, if any, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Section 6.07; and

          SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively.

          SECTION 5.07.  Limitation on Suits.  No Holder of any Notes shall have
                         --------------------
any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (e) no direction inconsistent (in the reasonable opinion of the Trustee) with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

          SECTION 5.08.  Unconditional Right of Holders To Receive Principal,
                         ----------------------------------------------------
Premium and Interest.  Notwithstanding any other provision in this Indenture,
---------------------
but subject to the provisions of Article XIV and any Subsidiary Guaranty pursuant to an indenture supplemental hereto in the form of Annex D, if any, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.08) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption or repurchase, on the Redemption Date or the Purchase Date, as the case may be) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          SECTION 5.09.  Restoration of Rights and Remedies.  If the Trustee or
                         -----------------------------------
any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 5.10.  Rights and Remedies Cumulative.  Except as otherwise
                         -------------------------------
provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 5.11.  Delay or Omission Not Waiver.  No delay or omission of
                         -----------------------------
the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 5.12.  Control by Holders.  The Holders of a majority in
                         -------------------
aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that:
         --------

          (a) such direction shall not be in conflict with any rule of law or with this Indenture and

     (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          SECTION 5.13.  Waiver of Defaults.  The Holders of not less than a
                         -------------------
majority in aggregate principal amount of the Outstanding Notes, upon written notice to the Company and the Trustee, may on behalf of the Holders of all the Notes waive any existing or past Default or Event of Default hereunder and its consequences, except a default:

          (a) in the payment of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to an Offer to Purchase made by the Company); or

          (b) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

          SECTION 5.14.  Undertaking for Costs.  In any suit for the enforcement
                         ----------------------
of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this
                                                --------
Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company, the Trustee or any Holder, or group of Holders, holding in the aggregate at least 10% in aggregate principal amount of the Outstanding Notes or in any suit instituted by any Holder for the enforcement of the payment of principal of (and premium, if any) or interest on any Notes on or after the respective Stated Maturities expressed in such Notes (or, in the case of redemption, on or after the Redemption Date or, in the case of any purchase required to be made pursuant to an Offer to Purchase, on or after the Purchase
Date).

          SECTION 5.15.  Waiver of Stay, Usury or Extension Laws.  The Company
                         ----------------------------------------
covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, usury or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                  ARTICLE VI

                                  The Trustee
                                  -----------

          SECTION 6.01.  Certain Duties and Responsibilities.  The duties and
                         ------------------------------------
responsibilities of the Trustee shall be as provided by the Trust Indenture Act, as may be necessary to protect and enforce the rights of the Holders under the Notes and this Indenture and as otherwise required by the other provisions of this Indenture. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not herein or therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

          SECTION 6.02.  Notice of Defaults.  The Trustee shall give the Holders
                         -------------------
notice of any default that has occurred and is continuing hereunder as and to the extent provided by the Trust Indenture Act; provided, however, that in the
                                                --------  -------
case of any default of the character specified in Section 5.01(c), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

          SECTION 6.03.  Certain Rights of Trustee.  Subject to the provisions
                         --------------------------
of Section 6.01:

          (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolu tion, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

          (b) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

          (c) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically pre scribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate.

          (d) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its reasonable discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

          (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent (other than an agent who is an employee of the Trustee) or attorney appointed with due care by it hereunder.

          (h) Except with respect to Section 10.01, the Trustee shall have no duty to inquire as to the performance by the Company of the covenants set forth in Article X beyond its good faith review of any certificates or other notices received by it from the Company.

          SECTION 6.04.  Not Responsible for Recitals or Issuance of Notes.  The
                         --------------------------------------------------
recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or the Notes. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

          SECTION 6.05.  May Hold Notes.  The Trustee, any Authenticating Agent,
                         ---------------
any Paying Agent, any Note Registrar or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company and any other obligor upon the Notes with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.

          SECTION 6.06.  [Section Intentionally Left Blank]

          SECTION 6.07.  Compensation and Reimbursement.  The Company agrees:
                         -------------------------------

          (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence, willful misconduct or bad faith; and

          (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses, of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder; provided, however, the Trustee shall notify the Company promptly of any
     --------  -------
     claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent such failure shall have materially prejudiced the Company. The Company shall defend the claim and the Trustee shall cooperate in the defense. If the Trustee is advised by counsel in writing that it may have available to it defenses which are in conflict with the defenses available to the Company, then the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          SECTION 6.08.  Disqualification; Conflicting Interests.  If the
                         ----------------------------------------
Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

          SECTION 6.09.  Corporate Trustee Required; Eligibility.  There shall
                         ----------------------------------------
at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, has a combined capital and surplus of at least $50 million and has its Corporate Trust Office located in the Borough of Manhattan, The City of New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          SECTION 6.10.  Resignation and Removal; Appointment of Successor.  (a)
                         --------------------------------------------------
No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes, delivered to the Trustee and the Company.

          (d)  If at any time:

          (i) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months; or

         (ii) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder; or

        (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (A) the Company by a Board Resolution may remove the Trustee, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

          SECTION 6.11.  Acceptance of Appointment by Successor.  Every
                         ---------------------------------------
successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

          SECTION 6.12.  Merger, Conversion, Consolidation or Succession to
                         --------------------------------------------------
Business.  Any corporation into which the Trustee may be merged or converted or
---------
with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such
                                                                 --------
corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

          SECTION 6.13.  Preferential Collection of Claims Against Company.  If
                         --------------------------------------------------
and when the Trustee shall be or become a creditor of the Company, or any other obligor upon the Notes, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company or any such other obligor.

          SECTION 6.14.  Appointment of Authenticating Agent.  The Trustee may
                         ------------------------------------
appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue and upon exchange, registration of transfer, partial redemption or partial purchase or pursuant to Section 3.07, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if such Notes had been authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50 million and subject to supervision or examination by Federal or State authority.

If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent; provided such corporation shall be otherwise eligible
                      --------
under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appoint ment first-class postage prepaid, to each Holder of Notes at such Holder's address as it appears in the Note Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

          The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.07.

          If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

          This is one of the Notes described in the within-mentioned Indenture.


                                              --------------------------------'
                                                          As Trustee



                                              by ______________________________'
                                                  As Authenticating Agent



                                              by _______________________________
                                                     Authorized Officer


                                  ARTICLE VII

               Holders' Lists and Reports by Trustee and Company
               -------------------------------------------------

          SECTION 7.01.  Company to Furnish Trustee Names and Addresses of
                         -------------------------------------------------
Holders.  The Company will furnish or cause to be furnished to the Trustee:
-------

          (a) semiannually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its
---------
capacity as Note Registrar.

          SECTION 7.02.  Preservation of Information; Communications to Holders.
                         ------------------------------------------------------
(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

          (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

          (c) Every Holder of Notes, by receiving and holding the same, agrees with the Company, the Subsidiary Guarantors and the Trustee that neither the Company, the Subsidiary Guarantors nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

          SECTION 7.03.  Reports by Trustee.  (a)  The Trustee shall transmit to
                         -------------------
Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

          (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which the Notes are listed, with the Commission and with the Company. The Company will notify the Trustee when the Notes are listed on any securities exchange.

          SECTION 7.04.  Reports by Company and Subsidiary Guarantors.  The
                         ---------------------------------------------
Company and any Subsidiary Guarantors shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act;

provided that any such information, documents or reports required to be filed
--------
with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

          SECTION 7.05.  Officers' Certificate with Respect to Change in
                         -----------------------------------------------
Interest Rates.  Within five days after the day on which any Special Interest
---------------
begins accruing, and within five days after any Special Interest ceases to accrue, the Company shall deliver an Officers' Certificate to the Trustee stating the interest rate thereupon in effect for the Notes and the date on which such rate became effective and ceased, as applicable.

                                 ARTICLE VIII

                          Merger, Consolidation, etc.
                          ---------------------------

          SECTION 8.01.  Consolidation, Merger and Sale of Assets.  The Company
                         -----------------------------------------
shall not, directly or indirectly (including through transactions by Subsidiaries), in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of the Company and the Subsidiaries on a consolidated basis to any Person or group of affiliated Persons unless in such a transaction:

           (i) either (A) the Company shall be the continuing corporation or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer, lease or disposition the properties and assets of the Company substantially as an entirety (the "Surviving Entity") shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, in either case, expressly assume all the obligations of the Company under the Notes and the Indenture;

           (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and

           (iii) immediately before and immediately after giving effect to such transaction on a pro forma basis, except in the case of the consolidation or merger of any Subsidiary with or into the Company or a Wholly Owned Subsidiary of the Company, the Company or the Surviving Entity could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated EBITDA Ratio test in the first paragraph of Section 10.08.

          In connection with any consolidation, merger, transfer or lease contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in the form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease and the supplemental indenture in respect thereto comply with the provisions described herein and that all conditions precedent herein provided for or relating to such transaction have been complied with.

          SECTION 8.02.  Successor Substituted.  Upon any consolidation or
                         ----------------------
merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation formed by such a consolidation or into which the Company is merged or to which such transfer is made shall succeed to, shall be substituted for and may exercise every right and power of the Company under the Notes and the Indenture, with the same effect as if such successor corporation had been named as the Company therein and herein. In the event of any transaction (other than a lease) described and listed in
Section 8.01 in which the Company is not the continuing corporation, the successor Person formed or remaining shall succeed to, be substituted for and may exercise every right and power of the Company, and the Company shall be discharged from all obligations and covenants under the Notes and the Indenture.


                                  ARTICLE IX

                            Supplemental Indentures
                            -----------------------

          SECTION 9.01.  Supplemental Indentures Without Consent of Holders.
                         ---------------------------------------------------
Without the consent of any Holders, the Company, when authorized by a Board Resolution of the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee (which form in the case of clause (f) below shall be substantially similar to the form provided for in Annex D), for any of the following purposes:

          (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes; or

          (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

          (c) to secure the Notes pursuant to the requirements of Section 10.12 or otherwise; or

          (d) to comply with any requirements of the Commission in order to effect qualification of this Indenture under the Trust Indenture Act in connection with the issuance of the Exchange Notes and thereafter maintain the qualification of this Indenture under the Trust Indenture Act; or

          (e) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture or the Notes which shall not be inconsistent with the provisions of this Indenture or the Notes; provided that such action
                                                --------
     pursuant to this Clause (e) shall not adversely affect the interests of the Holders in any material respect; or

          (f) subject to the provisions of Section 9.07, to add new Subsidiary Guarantors; or

          (g) to add to, change or eliminate any of the provisions of this Indenture to permit or facilitate the issuance of Global Notes and matters related thereto; provided that such action pursuant to this Clause (g)
                      --------
     shall not adversely affect the interests of the Holders in any material respect; or

          (h) to provide for the issuance of Additional Notes in accordance with
     Section 3.01(b).

          SECTION 9.02.  Supplemental Indentures with Consent of Holders.  With
                         ------------------------------------------------
the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution of the Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture and, subject to Section 5.08, any existing Default or Event of Default and its consequences or compliance with any provision of this Indenture or the Notes may be waived;

provided, however, that no such supplemental indenture shall, without the
--------  -------
consent of the Holder of each Outstanding Note affected thereby:

          (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of an Offer to Purchase which has been made, on or after the applicable Purchase Date); or

          (b) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

          (c) modify any of the provisions of this Section, Section 5.13 or
     Section 10.22 except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; or

          (d) modify any of the provisions of Article XIV of this Indenture or any indenture supplemental hereto, in the form of Annex D, if any, in a manner adverse to the Holders in any material respect; or

          (e) modify Sections 10.14 and 10.15 of this Indenture in a manner adverse to the Holders in any material respect; or

          (f) following the mailing to a Holder of an Offer Document with respect to an Offer to Purchase, modify the provisions of this Indenture with respect to such Offer to Purchase in a manner adverse to such Holder in any material respect.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          SECTION 9.03.  Execution of Supplemental Indentures.  In executing, or
                         -------------------------------------
accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          SECTION 9.04.  Effect of Supplemental Indentures.  Upon the execution
                         ----------------------------------
of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          SECTION 9.05.  Conformity with Trust Indenture Act.  Every
                         ------------------------------------
supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

          SECTION 9.06.  Reference in Notes to Supplemental Indentures.  Notes
                         ---------------------------------------------
authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

          SECTION 9.07.  Execution of Supplemental Indentures for Subsidiary
                         ---------------------------------------------------
Guaranties.  In executing, or accepting the trusts created by, any supplemental
----------
indenture executed pursuant to Section 9.01(f), the Trustee shall be entitled to receive an Opinion of Counsel stating that such supplemental indenture and other documents required to be provided pursuant to the definition of Subsidiary Guarantor have been duly authorized, executed and delivered by such Subsidiary and the supplemental indenture and each other document constitutes a legal, valid, binding and enforceable obligation of such Subsidiary Guarantor.

          SECTION 9.08.  Revocation and Effect of Consents of Holders.  Until a
                         ---------------------------------------------
supplemental indenture becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or portion of that Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, except as provided in the succeeding paragraph, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note. Such revocation shall be effective only if the Trustee receives written notice of such revocation before the date the supplemental indenture becomes effective.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any supplemental indenture. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such supplemental indenture by written notice received by the Trustee or withdraw any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date, unless the relevant supplemental indenture to which such consent relates has become effective, in which event such Persons who were Holders at such record date shall no longer be entitled to revoke any consent previously given and such consent shall continue to be valid and effective.


                                   ARTICLE X

                                   Covenants
                                   ---------

          SECTION 10.01.  Payment of Principal, Premium and Interest.  The
                          -------------------------------------------
Company will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

          SECTION 10.02.  Maintenance of Office or Agency.  The Company will
                          --------------------------------
maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New
York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however,
                                                              --------  -------
that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          SECTION 10.03.  Money for Notes Payments To Be Held in Trust.  If the
                          ---------------------------------------------
Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents, it will, on or prior to each due date of the principal of (and premium, if any) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (a) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent (or, until such time as this Indenture shall be qualified under the Trust Indenture Act, which would be applicable to it as Paying Agent if the Indenture were so qualified) and (b) during the continuance of any default by the Company (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Subject to any applicable abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Notes and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Notes shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the
                                                   --------  -------
Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

          SECTION 10.04.  Existence.  Subject to Article VIII, the Company will
                          ----------
do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises;

provided, however, that the Company shall not be required to preserve any such
--------  -------
right or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof would not be reasonably expected to have a material adverse effect on the Company's ability to perform its obligations hereunder or under the Notes.

          SECTION 10.05.  Maintenance of Properties.  The Company will cause
                          --------------------------
substantially all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good working order, reasonable wear and tear excepted, and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that
                                                    --------  -------
nothing in this Section shall prevent the Company or any Subsidiary from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and would not be reasonably expected to have a material adverse effect on the Company's ability to perform its obligations hereunder or under the Notes.

          SECTION 10.06.  Payment of Taxes and Other Claims.  The Company will
                          ----------------------------------
pay or discharge or cause to be paid or discharged (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be
                         --------  -------
required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

          SECTION 10.07.  Maintenance of Insurance.  The Company shall, and the
                          -------------------------
Company shall cause its Subsidiaries to, keep at all times all of their properties which are of an insurable nature insured against loss or damage with insurers believed by the Company to be responsible in accordance with good business practice.

          SECTION 10.08. Limitation on Indebtedness and Subsidiary Preferred
                         ---------------------------------------------------
Stock.  The Company shall not Incur any Indebtedness, and shall not permit any
------
of its Subsidiaries to Incur any Indebtedness or Preferred Stock (excluding in each case Permitted Indebtedness), except that the Company or a Subsidiary Guarantor may Incur Indebtedness if at the time of such Incurrence and after giving effect thereto on a pro forma basis the Company's Consolidated EBITDA Ratio for the four (4) full fiscal quarters immediately preceding such event, taken as one period calculated on the assumption that such Indebtedness had been Incurred on the first day of such four quarter period, is greater than or equal to 2.00:1.00.

          Without regard to the foregoing limitations, the Company and its Subsidiaries may Incur the following ("Permitted Indebtedness"):

           (i) Indebtedness of the Company under the Notes other than any Additional Notes;

           (ii)  Indebtedness of the Company under the Bank Facility, provided
                                                                      --------
     that the aggregate principal amount at any time outstanding thereunder shall not exceed the maximum commitment provided thereunder at such time;

           (iii) Indebtedness of the Company or any of its Subsidiaries outstanding on the Issue Date;

           (iv) Indebtedness of the Company or any of its Subsidiaries consisting of Permitted Hedging Agreements;

           (v) Indebtedness of any Wholly Owned Subsidiary of the Company owed to and held by the Company or owed to and held by another Wholly Owned Subsidiary;

           (vi) Indebtedness or Preferred Stock Incurred by a Person prior to the time (A) such Person became a Subsidiary of the Company or (B) such Person is amalgamated, merged or consolidated with or into the Company or a Subsidiary of the Company, which Indebtedness or Preferred Stock was not Incurred in anticipation of such transaction and was outstanding prior to such transaction; provided that (1) such Person is or becomes a Subsidiary
                       --------
     Guarantor and (2) after giving pro forma effect in the calculation of the Consolidated EBITDA Ratio to (x) such transaction and (y) any Refinancing of Indebtedness or Preferred Stock that occurs concurrently with such transaction, and treating any Indebtedness or Preferred Stock of such acquired Person as having been Incurred at the time of such transaction, the Company could Incur at least $1.00 of additional Indebtedness pursuant to the ratio test specified in the first paragraph of this covenant;

           (vii) Indebtedness of the Company or a Subsidiary Guarantor Incurred in exchange for or to renew, extend, refinance, replace or refund (collectively "Refinance") any outstanding Indebtedness Incurred (x) pursuant to the ratio test set forth in the first paragraph of this covenant or (y) pursuant to clauses (i), (iii) (other than Indebtedness proposed to be repaid with the proceeds of the Notes) or (vi) above; provided, however, that such Indebtedness does not exceed the principal
     --------  -------
     amount of Indebtedness so Refinanced plus the amount of any premium required to be paid or reasonably determined by the Company to be necessary to accomplish such Refinancing plus the amount of the fees and expenses of the Company reasonably incurred in connection with such Refinancing; and provided further, that Indebtedness the proceeds of which are used to
     ----------------

     Refinance the Notes, Indebtedness which is pari passu to the Notes or a
                                                ---- -----
     Subsidiary Guaranty, or Indebtedness which is subordinate in right of payment to the Notes or a Subsidiary Guaranty shall only be permitted if
     (A) in the case of any Refinancing of Indebtedness which is pari passu to
                                                                 ---- -----
     the Notes or a Subsidiary Guaranty, the Refinancing Indebtedness is made pari passu to the Notes or such Subsidiary Guaranty, or subordinated to the
     ---- -----
     Notes or such Subsidiary Guaranty, and, in the case of any Refinancing of Indebtedness which is subordinated to the Notes or a Subsidiary Guaranty, the Refinancing Indebtedness is made subordinated to the Notes or such Subsidiary Guaranty, to substantially the same extent as, or a greater extent than, the Notes or such Subsidiary Guaranty are subordinated to Senior Indebtedness of the Company or such Subsidiary as described under the subordination provisions described under "Subordination" above and (B) such Refinancing Indebtedness (x) does not have a final Stated Maturity earlier than the final Stated Maturity of the Refinanced Indebtedness or permit redemption or other retirement of such Indebtedness (including pursuant to an offer to purchase by the Company) at the option of the holder thereof prior to the final Stated Maturity of the Indebtedness being Refinanced, other than a redemption or other retirement at the option of the holder of such Indebtedness on terms and in circumstances that are substantially similar to those on and in which the Indebtedness being Refinanced may be redeemed or otherwise retired and (y) does not have a Weighted Average Life less than the Weighted Average Life of the Indebtedness being Refinanced;

           (viii) Indebtedness of any Subsidiary Guarantor consisting of a Guaranty of the Notes or any Senior Indebtedness of the Company Incurred in compliance with this covenant;

           (ix) Indebtedness of the Company or any of its Subsidiaries in connection with one or more trade or standby letters of credit (not constituting Guaranties of Indebtedness) or performance, surety, indemnity, statutory or similar bonds, in each case, issued in the ordinary course of business or pursuant to self-insurance obligations;

           (x) Indebtedness of the Company or any of its Subsidiaries represented by property, liability and workers' compensation insurance (which may be in the form of letters of credit);

           (xi) Indebtedness of the Company (including Guaranties) relating to "turnkey" store construction programs in an aggregate principal amount not to exceed $25 million at any time outstanding;

           (xii) Indebtedness of the Company and the Subsidiary Guarantors, in addition to Indebtedness otherwise permitted to be incurred pursuant to clauses (i) through (xi) above, that does not exceed $35 million aggregate principal amount at any time outstanding.

          For purposes of determining compliance with this Section 10.08, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness the Company or a Subsidiary is permitted to Incur pursuant to the foregoing clauses (i) through (xii) or pursuant to the first paragraph of this covenant, the Company shall have the right, in its sole discretion, to classify such item of Indebtedness and shall only be required to include the amount and type of such Indebtedness under the clause permitting the Indebtedness as so classified.

          SECTION 10.09.  Limitation on Senior Subordinated Indebtedness.  The
                          -----------------------------------------------
Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness unless (i) such Indebtedness is pari passu or
                                                        ---- -----
subordinated in right of payment to the Notes and (ii) such Indebtedness (A) has a final Stated Maturity which (1) in the case of Indebtedness that is pari passu
                                                                      ---- -----
in right of payment with the Notes, is not earlier than the final Stated Maturity of the Notes and (2) in the case of Indebtedness which is subordinate in right of payment of the Notes is later than the final Stated Maturity of the Notes and (B) has a Weighted Average Life which (1) in the case of Indebtedness that is pari passu in right of payment to the Notes, is not shorter than the
        ---- -----
Weighted Average Life of the Notes and (2) in the case of Indebtedness that is subordinate in right of payment to the Notes, is longer than the Weighted Average Life of the Notes.

          SECTION 10.10.  Limitation on Restricted Payments.  Neither the
                          ----------------------------------
Company nor any of its Subsidiaries shall, directly or indirectly:

           (i) declare or pay any dividend, or make any distribution, of any kind or character (whether in cash, property or securities) in respect of the Capital Stock of the Company or to the holders thereof in their capacity as such (excluding any dividends or distributions (x) to the extent payable in shares of the Capital Stock of the Company (other than Redeemable Interests) or in options, warrants or other rights to acquire the Capital Stock of the Company (other than Redeemable Interests), (y) to the extent paid by a Subsidiary to another Subsidiary or to the Company and (z) which are paid in cash on a pro rata basis by a Subsidiary to holders of both minority and majority interests in such Subsidiary);

           (ii) purchase, redeem or otherwise acquire or retire for value (a) any Capital Stock of the Company (other than the Company's 10% Preferred Stock) or any Capital Stock of or other ownership interests in any Subsidiary or any Affiliate or Related Person of the Company or (b) any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company or any Capital Stock of or other ownership interests in any Subsidiary or any Affiliate or Related Person of the Company (excluding, in each case of (a) and (b), the purchase, redemption, acquisition or retirement by any Subsidiary of any of its Capital Stock, other ownership interests or options, warrants or rights to purchase such Capital Stock or other ownership interests, in each case, owned by the Company or a Wholly Owned Subsidiary);

           (iii) make any Investment other than a Permitted Investment; or

           (iv) redeem, defease, repurchase, retire or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment, Indebtedness of the Company that is subordinate in right of payment to the Notes;

(each of the transactions described in clauses (i) through (iv) being a "Restricted Payment"), if both before and after giving effect to such Restricted
Payment:

          (1) an Event of Default, or an event that with the lapse of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing;

          (2) the Company would, if such Restricted Payment had been made at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of such Restricted Payment, not have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated EBITDA

     Coverage Ratio test set forth in the first paragraph of Section 10.08; or

          (3) the aggregate of all Restricted Payments (excluding Restricted Payments permitted by clauses (ii) and (iii) of the next succeeding paragraph) from the date of the Indenture (the amount so expended, if other than in cash, determined in good faith by the Board of Directors) exceeds the sum, without duplication, of: (a) 50% of the aggregate Consolidated Net Income (or, in case Consolidated Net Income shall be negative, less 100% of such deficit) for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment; (b) 100% of the aggregate net proceeds, including the fair market value of property other than cash (as determined in good faith by a resolution of the Board of Directors), received by the Company after the Issue Date from the issuance and sale of Capital Stock (other than Redeemable Interests) of the Company and options, warrants or other rights to acquire Capital Stock (other than Redeemable Interests and Indebtedness convertible into Capital Stock) of the Company and the principal amount of Indebtedness and Redeemable Interests of the Company that has been converted into Capital Stock (other than Redeemable Interests) of the Company after the date of the Indenture, provided that any such net
                                              --------
     proceeds received by the Company from an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination.

          The foregoing covenant will not be violated by reason of:

           (i) the payment of any dividend within 60 days after declaration thereof if at the declaration date such payment would have complied with the foregoing covenant;

           (ii) any Refinancing of Indebtedness permitted pursuant to clause
     (vii) of the definition of Permitted Indebtedness or in exchange for or in an amount not in excess of the amount of the net cash proceeds of a substantially concurrent sale (other than to a Subsidiary or employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company)
     of Capital Stock (other than Redeemable Interests) of the Company; provided
                                                                        --------
     that the amount of any such net cash proceeds that are utilized for any such purchase, redemption or other acquisition or retirement for value shall be excluded from Clause (3)(b) in the foregoing paragraph;

           (iii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company in exchange for, or in an amount not in excess of the net cash proceeds of, the substantially concurrent sale (other than to a Subsidiary or employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company) of Capital Stock (other than Redeemable Interests) of the Company; provided that the amount of any such net cash proceeds that are
              --------
     utilized for any such purchase, redemption or other acquisition or retirement for value shall be excluded from Clause (3)(b) in the foregoing paragraph;

           (iv) the purchase of Capital Stock of the Company, or options, warrants or rights to purchase or acquire shares of Capital Stock of the Company, from employees or former employees of the Company or its Subsidiaries (or their estates or beneficiaries thereof) upon death, disability, retirement or termination of employment in an amount not to exceed a $2 million in any fiscal year (plus the amounts, if any, paid pursuant to the exercise by Frank J. Belatti, Dick R. Holbrook or Samuel N. Frankel of repurchase rights relating to options granted under the Company's 1992 Nonqualified Stock Option Plan); provided, however, that the
                                                     --------  -------
     net cash proceeds received from the sale of qualified Capital Stock of the Company to employees of the Company or its Subsidiaries during such fiscal year shall be added to the limitation set forth in this clause (iv) and, any excess of such net cash proceeds received in each fiscal year over the total gross proceeds used to make purchases which qualify under this clause
     (iv) for such fiscal year shall be added to the limitation in the next fiscal year; provided further that the amount of any such net cash proceeds
                  ----------------
     that are utilized for any such purchase shall be excluded from clause
     (3)(b) in the foregoing paragraph; and

           (v) the purchase or redemption of subordinated Indebtedness pursuant to asset sale or change of control of provisions contained in the Indenture or other governing instrument relating thereto; provided
                                                               --------
     that (a) no offer or purchase obligation may be triggered in respect of such Indebtedness unless a corresponding obligation also arises for the Notes; and (b) in all events, no repurchase or redemption of such Indebtedness may be consummated unless and until the Company shall have satisfied all repurchase obligations with respect to any required purchase offer made with respect to the Notes.

          SECTION 10.11.  Limitations Concerning Distributions by Subsidiaries.
                          -----------------------------------------------------
The Company may not, and may not permit any Subsidiary to, suffer to exist any consensual encumbrance or restriction on the ability of such Subsidiary (i) to pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock or other ownership interests or pay any Indebtedness or other obligation owed to the Company or any other Subsidiary;
(ii) to make loans or advances to the Company or any other Subsidiary; or (iii) to sell, lease or transfer any of its property or assets to the Company or any Wholly Owned Subsidiary, except, in any such case, any encumbrance or restriction:

          (a) pursuant to the Notes, the Indenture or any other agreement in effect on the date of the Indenture;

          (b) pursuant to the Bank Facility, including any Guaranties of or Liens securing the Senior Indebtedness Incurred thereunder;

          (c) pursuant to an agreement relating to any Indebtedness Incurred by a Person prior to the time (A) such Person became a Subsidiary of the Company or (B) such Person is amalgamated, merged or consolidated with a Subsidiary of the Company, which Indebtedness was not Incurred in anticipation of such transaction and was outstanding prior to such transaction;

          (d) pursuant to an agreement which has been entered into for the pending sale or disposition of all or substantially all of the Capital Stock, other ownership interests or assets of such Subsidiary, provided
                                                                    --------
     that such restriction terminates upon consummation or abandonment of such disposition and upon termination of such agreement;

          (e) pursuant to customary non-assignment provisions in leases or other agreements entered into in the ordinary course of business;

          (f) pursuant to purchase money obligations for property acquired in the ordinary course of business or liens in connection therewith that impose restrictions of the nature described in Clause (iii) above on the property so acquired; or

          (g) pursuant to an agreement effecting a refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (a), (b) or (c) above; provided, however, that the provisions relating to such encumbrance
            --------  -------
     or restriction contained in such renewal, extension, refinancing or refunding agreement are no more restrictive in any material respect than the provisions contained in the agreement it replaces, as determined in good faith by the Board of Directors.

          SECTION 10.12.  Limitation on Certain Liens.  (a)  The Company may
                          ----------------------------
not, and may not permit any Subsidiary to, Incur any Lien on property or assets of the Company or such Subsidiary to secure Indebtedness that is pari passu or
                                                                 ---- -----
subordinate in right of payment to the Notes without making, or causing such Subsidiary to make, effective provision for securing the Notes (and, if the Company so determines, any other Indebtedness of the Company or of such Subsidiary that is not pari passu with or subordinated in right of payment to
                       ---- -----
the Notes) so that, (i) in the case of a Lien securing Indebtedness that is pari
                                                                            ----
passu with the Notes the Lien securing the Notes is senior in priority or pari
-----                                                                     ----
passu with the Lien securing such Indebtedness and (ii) in the case of a Lien
-----
securing Indebtedness that is subordinated in right of payment to the Notes the Lien securing the Notes is senior in priority to the Lien.

          (b) Notwithstanding the foregoing, any security interest granted by the Company or any Subsidiary to secure the Notes created pursuant to paragraph
(a) above shall provide by its terms that such security interest shall be automatically and unconditionally released and discharged upon the release by the holders of the Indebtedness of the Company or any Subsidiary described in paragraph (a) above of their security interest (including any deemed release upon payment in full of all obligations under such Indebtedness), at a time when
(A) no other Indebtedness that is pari passu or subordinated in right of payment
                                  ---- -----
to the Notes has been secured by such property or assets of the Company or any such Subsidiary or (B) the holders of all such other Indebtedness which is secured by such property or assets of the Company or any such Subsidiary release their security interest in such property or assets (including any deemed release upon payment in full of all obligations under such Indebtedness).

          SECTION 10.13.  Limitation on Transactions with Affiliates.  The
                          -------------------------------------------
Company may not, directly or indirectly, enter into any transaction (or series of related transactions) after the date of the Indenture with any Affiliate or Related Person unless:

          (i) such Affiliate or Related Person is (both before and after such transaction) (a) a Wholly Owned Subsidiary of the Company or (b) another Subsidiary of the Company the minority interests in which are not held by any Affiliate or Related Person; or

          (ii) where the total consideration given or to be provided by the Company or such Subsidiary in or pursuant to such transaction (or series) (including cash, the fair value of non-cash property and the assumption of Indebtedness (a) will be no more than $1 million, the Chief Executive Officer, the Chief Operating Officer or the Chief Financial Officer certifies in an Officer's Certificate that the terms of the transaction (or series) are in the best interests of the Company and are no less favorable to the Company than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or Related Person, (b) will be in excess of $1 million but no more than $5 million, a majority of the disinterested members of the Board of Directors determines in its good faith judgment that the terms of the transaction are in the best interests of the Company and are no less favorable to the Company than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or a Related Person; or (c) will be in excess of $5 million (1) the Company complies with the foregoing clause (b) and (2) the Company obtains a written opinion addressed to the Board of Directors prior to consummation of such transaction (or series) from a nationally recognized investment banking firm (which may not be an Affiliate or Related Person of the Company) that the terms of the transaction (or series) are fair to the Company from a financial point of view.

          Notwithstanding the foregoing limitation, the Company and its Subsidiaries may enter into or suffer to exist the following:

          (i) any transaction pursuant to any contract in existence on the Closing Date;

          (ii) any Restricted Payment permitted to be made pursuant to the provisions of Section 10.10;

          (iii) any transaction or series of transactions between the Company and one or more of its Subsidiaries or between two or more of its Subsidiaries (provided that no more than 5%
                                                 --------
     of the equity interest in any such Subsidiary is owned, directly or indirectly (other than by direct or indirect ownership of an equity interest in the Company), by any Affiliate or Related Person of the Company other than a Subsidiary);

          (iv) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of its Subsidiaries in the ordinary course of business;

          (v) loans or advances for travel expenses, relocation expenses and other amounts in the ordinary course of business;

          (vi) loans to employees to purchase Capital Stock of the Company or pay income taxes in respect of awards of Capital Stock in the ordinary course of business not in excess of $2.5 million at any time Outstanding (exclusive of loans outstanding on the Issue Date); and

          (vii) sales of Capital Stock (other than Redeemable Interests) of the Company, when such sales are exclusively for cash.

          SECTION 10.14.  Limitation on Asset Dispositions.
                          ---------------------------------
(a) The Company may not make and may not permit any Subsidiary to make any Asset Disposition unless:

          (i) the Company receives consideration at the time of such disposition at least equal to the fair market value of the shares or the assets disposed of, as determined in good faith by the Board of Directors for any transaction (or series of transactions) involving in excess of $1 million;

          (ii) at least 75% of the consideration received by the Company consists of (x) cash or Cash Equivalents, (y) the assumption of Indebtedness or other liabilities reflected on the consolidated balance sheet of the Company in accordance with GAAP (excluding Indebtedness or any other liabilities subordinate in right of payment to the Notes) and release from all liability on such Indebtedness or other liabilities assumed or (z) any combination thereof (except that this clause (ii) shall not apply to any sale of all or a portion of the Company's Far West equipment manufacturing division); and

          (iii) 100% of the Net Available Proceeds from such Asset Disposition (including from the sale of any marketable Cash Equivalents received therein) are applied by the Company within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Proceeds, (A) first, to repayment of Senior Indebtedness of the Company
                -  -----
     then outstanding under any agreements or instruments which would require such application or which would prohibit payments pursuant to Clause (C) following; (B) second, to the repayment of Senior Indebtedness of the
                    ------
     Company then outstanding, if so elected by the Company, provided that the
                                                             --------
     amount of such Senior Indebtedness outstanding, or permitted to be borrowed under the relevant facility or agreement, is permanently reduced in an amount equal to the amount so prepaid; (C) third, to the extent Net
                                                -----
     Available Proceeds are not applied to Senior Indebtedness as specified in clause (A) or (B), to purchases of Outstanding Notes pursuant to an Offer to Purchase (to the extent such an offer is not prohibited by the terms of any Senior Indebtedness then outstanding) at a purchase price equal to 100% of their principal amount plus accrued interest to the date of purchase (the "Offer Price") (subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the purchase date) and, to the extent required by the terms thereof, any other Indebtedness of the Company that is pari
                                                                         ----
     passu with the Notes on a pro rata basis at a price no greater than 100% of
     -----
     the principal amount thereof plus accrued interest to the date of purchase; and (D) fourth, to the extent of any remaining Net Available Proceeds
             ------
     following completion of such Offer to Purchase, to any other use as determined by the Company which is not otherwise prohibited by the Indenture.

          Notwithstanding the foregoing, the Company will not be required to comply with the provisions of the Indenture described in clause (iii) of the preceding paragraph, (x) if the Net Available Proceeds (less any amounts ("Reinvested Amounts") that are invested within 360 days from the later of the date of the related Asset Disposition and the receipt of such Net Available Proceeds in assets that will be used in the Franchising Business (determined by the Board of Directors in good faith)) are less than $5 million is this paragraph (such lesser amount to be carried forward on a cumulative basis for purposes of determining the application of this paragraph) or (y) to the extent the Company elects to redeem the Notes with the Net Available Proceeds pursuant to the first paragraph of Section 11.01. For purposes of clause (x) of the preceding sentence, there shall be used in performing such calculation only those Net Available Proceeds that have not been invested or applied, as the case may be, as contemplated by such clause (x) or clauses (A),(B) or (C) of clause (iii) of the immediately preceding paragraph within the 360-day or one-year period allotted, as the case may be, for such investment or application.

          (b) The Company shall mail the Offer Document for an Offer to Purchase required pursuant to Section 10.14(a) within 30 days after the date on which the aggregate amount of Net Available Proceeds is equal to or exceeds $5 million (such aggregate amount of Net Available Proceeds to be determined in accordance with the last paragraph of clause (a) immediately above). The aggregate principal amount of the Notes to be offered to be purchased pursuant to the Offer to Purchase shall equal the Net Available Proceeds required to be made available therefor pursuant to Clause (iii)(C) of Section 10.14(a) (rounded down to the next lowest integral multiple of $1,000). Each Holder shall be entitled to tender all or any portion of the Notes owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount.

          The Company shall not be entitled to any credit against its obligations under this Section 10.14 for the principal amount of any Notes acquired or redeemed by the Company otherwise than pursuant to the Offer to Purchase pursuant to this Section 10.14.

          (c) Not later than the date of the Offer Document with respect to an Offer to Purchase pursuant to this Section 10.14, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the Purchase Amount, (ii) the allocation of the Net Available Proceeds from the Asset Disposition pursuant to which such Offer to Purchase is being made, including, with respect to Reinvested Amounts, that such assets will be used in the Franchising Business, and (iii) the compliance of such allocation with the provisions of Section 10.14(a).

          The Company shall perform its obligations specified in the Offer Document for the Offer to Purchase. On or prior to the Purchase Date, the Company shall (i) accept for payment (on a pro rata basis, if necessary) of the Notes or portions thereof tendered pursuant to the Offer to Purchase, (ii) deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) money sufficient to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee all Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent (or the Company, if so acting) shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Purchase Price for each $1,000 principal amount of Notes so accepted, and the Company shall promptly execute a new Note or Notes equal in principal amount to any unpurchased portion of the Note surrendered, and the Subsidiary Guarantors, if any, shall promptly execute their Subsidiary Guaranties to be endorsed thereon, and thereafter the Trustee shall promptly authenticate and mail or deliver to such Holders such new Note or Notes. Any Note not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer to Purchase on or as soon as practicable after the Purchase Date.

          Notes to be purchased shall, on the Purchase Date, be due and payable and after such date (unless the Company shall default in the payment of the Purchase Price) such Notes shall cease to bear interest; provided, however, that installments of interest whose Stated Maturity or date of scheduled payment is on or prior to the Purchase Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant record date according to their terms and the provisions of Section 3.08 hereof. If any Note tendered for purchase shall not be so paid upon surrender thereof by deposit of funds with the Trustee or the Paying Agent, the principal thereof (and premium, if any) shall, until paid, bear interest from the Purchase Date at the default rate provided for by such Note.

          The Company shall comply with the applicable tender offer rules, including Rule 14e under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer to Purchase. To the extent that such laws and regulations are inconsistent with this Section 10.14, such laws and regulations will control.

          (d) Notwithstanding the foregoing, this Section 10.14 shall not apply to any Asset Disposition which constitutes a transfer, conveyance, sale, lease or other disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries subject to Section 8.01.

          SECTION 10.15.  Offer to Purchase Upon Change of Control.  Upon the
                          -----------------------------------------
occurrence of a Change of Control, the Company will be required to make an offer (a "Change of Control Offer") to purchase all Outstanding Notes at a purchase price (the "Change of Control Purchase Price") equal to 101% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase; provided, however, that installments of interest whose Stated Maturity
          --------  -------
or date scheduled payment is on or prior to the date of purchase shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant record date according to their terms and the provisions of Section 3.08.

          The Company shall, within 30 days following the date the Company becomes aware of the consummation of a transaction that results in a Change of Control, mail an Offer Document with respect to an Offer to Purchase all Outstanding Notes. Each holder shall be entitled to tender all or any portion of the Notes owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount. Any Note that is to be purchased only in part shall be surrendered to the Paying Agent with, if the Company or Trustee so requires, due endorsement by or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing.

          The Company shall perform its obligations specified in the Offer Document for the Offer to Purchase. On or prior to the Purchase Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Offer to Purchase, (ii) deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in
Section 10.03) money sufficient to pay the Purchase Price of all Notes or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee all Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent (or the Company, if so acting) shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Purchase Price for each $1,000 of Notes so accepted, and the Company shall promptly execute and the Trustee shall, upon receipt of such Officers' Certificate, promptly authenticate and mail or deliver to such Holders a new Note or Notes equal in principal amount to any unpurchased portion of the Note surrendered as requested by the Holder. Any Note not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer to Purchase on or as soon as practicable after the Purchase Date.

          Unless the Company defaults in the payment of the Purchase Price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest after the Purchase Date. If an offer is made to repurchase the Notes pursuant to a Change of Control Offer, the Company shall comply with all tender offer rules under state and Federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14(e) thereunder, to the extent applicable to such offer. To the extent that such laws and regulations are inconsistent with this Section 10.15, such laws and regulations will control.

          SECTION 10.16.  Provision of Financial Information.  Whether or not
                          -----------------------------------
the Company is required to be subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision thereto, to the extent permitted by the Commission, the Company will file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so required, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so required. The Company shall also in any event
(a) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Note Register, without cost to such Holders, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company files with the Commission pursuant to such Section 13(a) or 15(d) or any successor provisions thereto or would have been required to file with the Commission pursuant to such
Section 13(a) or 15(d) or any successor provisions thereto if the Company were required to comply with such Sections and (b) if filing such documents by the Company with the Commission is not permitted by the Commission promptly upon written request supply copies of such documents to any prospective Holder.

          SECTION 10.17.  Resale of Acquired Notes.  The Company shall not, and
                          -------------------------
shall cause its Affiliates not to, resell or otherwise dispose of any Notes acquired by them, whether pursuant to Section 10.14 or 10.15, in the open market or otherwise, and shall, and shall cause its Affiliates to, surrender all such Notes acquired to the Trustee for cancelation.

          SECTION 10.18.  Limitation on Issuances of Guaranties of Indebtedness
                          -----------------------------------------------------
by Subsidiaries.  The Company will not permit any Subsidiary, directly or
----------------
indirectly, to Guaranty any Indebtedness unless such Subsidiary simultaneously executes and delivers a Subsidiary Guaranty Supplemental Indenture in the form attached hereto as Annex D, and in accordance with Article IX hereof, providing for a Subsidiary Guaranty of the Notes.

          SECTION 10.19.  Limitation on Sale of Capital Stock of Subsidiaries.
                          ----------------------------------------------------
The Company shall not, and shall not permit any Subsidiary to, issue, transfer, convey, sell, lease or otherwise dispose of any shares of Capital Stock of or other ownership interests in a Subsidiary, or options, warrants or other rights to acquire, or securities convertible into or exchangeable for, such Capital Stock or other ownership interests, to any Person (other than the Company or a Wholly Owned Subsidiary) except in a transaction that consists of a transfer, conveyance, sale, lease or other disposition of all the Capital Stock of and other ownership interests in such Subsidiary owned by the Company or any Subsidiary of the Company, and that is in accordance with the provisions of
Section 10.14, to the extent applicable; provided, however, that the pledging of
                                         --------  -------
shares of Capital Stock of any Subsidiary of the Company pursuant to the Bank Facility shall not constitute such an issuance, transfer, conveyance, sale, lease or other disposition.

          SECTION 10.20.  Limitation on Dispositions of Assets to Subsidiaries.
                          -----------------------------------------------------
The Company will not sell, convey, lease, transfer or otherwise contribute or dispose of a substantial portion of its assets or property (including any shares of Capital Stock of any Subsidiary of the Company (but excluding the granting in the ordinary course of business of licenses to trademarks owned or licensed by the Company) existing on the Issue Date (each referred to for the purpose of this covenant as a "disposition") to any Subsidiary of the Company, other than dispositions (a) made in the ordinary course of business, (b) intercompany loans and cash equity contributions, including, without limitation, any such loans or contributions for the purpose of effecting the payment of any tax owed by any such Subsidiary to any governmental entity), (c) of trade or other receivables and assets relating to trade and (d) permitted by Section 10.10.

          Notwithstanding the foregoing, the Company may make a disposition of a substantial portion of its assets or property existing on the Issue Date to any Subsidiary of the Company, provided that such Subsidiary is a Subsidiary
                           --------
Guarantor.

          SECTION 10.21.  Statement by Officers as to Default; Compliance
                          -----------------------------------------------
Certificates.  (a)  The Company will deliver to the Trustee, within 90 days
-------------
after the end of each
fiscal year of the Company ending after the date of this Indenture an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company or any Subsidiary Guarantor is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company or any Subsidiary Guarantor shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

          (b) The Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default, and the action which the Company proposes to take with respect thereto.

          SECTION 10.22.  Waiver of Covenants.  The Company and any Subsidiary
                          --------------------
Guarantor may omit in any particular instance to comply with any covenant or condition set forth in Section 8.01 and Sections 10.04 through 10.21, inclusive, if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Notes shall, by Act of such Holders delivered in writing to the Company and the Trustee, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and each of the Subsidiary Guarantors and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect; provided, however, with respect
                                                 --------  -------
to an Offer to Purchase as to which an Offer Document has been mailed, no such waiver may be made or shall be effective against any Holder tendering Notes pursuant to such Offer to Purchase, and the Company may not omit to comply with the terms of such Offer Document as to such Holder, unless such Holder shall have waived such requirement.


                                  ARTICLE XI

                              Redemption of Notes
                              -------------------

          SECTION 11.01.  Redemption at the Election of the Company.  Subject to
                          ------------------------------------------
Article XIV and any Subsidiary Guaranty pursuant to an indenture supplemental hereto in the form of Annex D, if any, the Notes may be redeemed at the election of the Company, at the times and the Redemption Prices and subject to the conditions and other requirements specified in the form of Notes hereinbefore set forth.

          SECTION 11.02.  Applicability of Article. Redemption of Notes, either
                          -------------------------
at the election of the Company or mandatory, as permitted or required by any provision of the Notes and this Indenture, shall be made in accordance with such provision and the applicable provisions of this Article.

          SECTION 11.03.  Election to Redeem; Notice to Trustee.  The election
                          --------------------------------------
of the Company to redeem any Note pursuant to Section 11.01 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Notes, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed. In addition, in case of any redemption at the election of the Company pursuant to Section 11.01, the Company shall, at least 60 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), furnish the Trustee with an Officers' Certificate evidencing compliance with Section 11.01 (after giving effect to such proposed redemption).

          SECTION 11.04.  Selection by Trustee of Notes to Be Redeemed.  If less
                          ---------------------------------------------
than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, by such method as the Trustee shall deem fair and appropriate (and in a manner that complies with applicable legal and securities exchange requirements, if any) and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Notes of a denomination larger than $1,000.

          The Trustee shall promptly notify the Company and each Note Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

          In the event that the Company is required to make an Offer to Purchase pursuant to Sections 10.14 and 10.15 and the amount available for such Offer is not an integral multiple of $1,000, the Trustee shall promptly refund to the

Company any remaining proceeds, which shall be less than $1,000.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

          SECTION 11.05.  Notice of Redemption.  Notice of redemption shall be
                          ---------------------
given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at his address appearing in the Note Register.

          All notices of redemption shall state:

          (1) the Redemption Date;

          (2) the Redemption Price;

          (3) a brief statement setting forth the Company's right to effect such redemption and the Company's basis therefor;

          (4) if less than all the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption of any Notes, the principal amounts) of the particular Notes to be redeemed;

          (5) that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed and that interest thereon will cease to accrue after said date;

          (6) the place or places where such Notes are to be surrendered for payment of the Redemption Price;

          (7) that in the case that a Note is only redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes in an aggregate amount equal to the unredeemed portion of the Note;

          (8) the aggregate principal amount of all Notes that will have been redeemed pursuant to Section 11.02 through and including the Redemption Date for which such notice is being given; and

          (9) the CUSIP number of the Notes that are being redeemed.

          Notice of redemption of Notes to be redeemed pursuant to this Article XI shall be given by the
Company; provided that notice of redemption shall be given by the Trustee in the
         --------
name and at the expense of the Company where the Company has so requested.

          The notice, if mailed in the manner herein provided, shall conclusively be presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

          SECTION 11.06.  Deposit of Redemption Price.  In the case of
                          ----------------------------
redemption pursuant to Section 11.01, on or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Notes which are to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancelation. Subject to any applicable abandoned property laws, all money earned on funds held in trust by the Trustee or any Paying Agent and any excess remaining funds shall be remitted to the Company.

          SECTION 11.07.  Notes Payable on Redemption Date.  Notice of
                          ---------------------------------
redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Notes for redemption in accordance with said notice, such Notes shall be paid by the Company or Paying Agent, at the Redemption Price, together with accrued interest to the Redemption Date;

provided, however, that installments of interest whose Stated Maturity is on or
--------  -------
prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Regular Record Date according to their terms and the provisions of
Section 3.08.

          If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal of (and premium, if any) and interest on such Note shall be deemed overdue and shall, until paid, bear interest from the Redemption Date at the rate provided by such Note.

          SECTION 11.08.  Notes Redeemed in Part.  Any Note which is to be
                          -----------------------
redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 10.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.


                                  ARTICLE XII

                       Defeasance and Covenant Defeasance
                       ----------------------------------

          SECTION 12.01.  Company's Option to Effect Defeasance or Covenant
                          -------------------------------------------------
Defeasance.  The Company may at its option by Board Resolution, and at any time,
-----------
elect to have either Section 12.02 or Section 12.03 applied to the Outstanding Notes upon compliance with the conditions set forth below in this Article XII.

          SECTION 12.02.  Defeasance and Discharge.  Upon the Company's exercise
                          -------------------------
of the option provided in Section 12.01 applicable to this Section, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Notes and the provisions of Article XIV and any Subsidiary Guaranty pursuant to an indenture supplemental hereto in the form of Annex D, if any, shall cease to be effective, on and after the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Notes to receive, solely from the trust fund described in

Section 12.04 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Notes when such payments are due, (B) the Company's obligations with respect to such Notes under Sections 3.04, 3.05, 3.06, 3.07, 10.02 and 10.03, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article XII. Subject to compliance with this Article XII, the Company may exercise its option under this Section 12.02 notwithstanding the prior exercise of its option under
Section 12.03.

          SECTION 12.03.  Covenant Defeasance.  Upon the Company's exercise of
                          --------------------
the option provided in Section 12.01 applicable to this Section, (i) the Company shall be released from its obligations under Sections 10.05 through 10.20 inclusive, and Clause (iii) of Section 8.01, (ii) the occurrence of an event specified in Section 5.01(c) (with respect to Section 8.01, only Clause (iii) thereof), 501(d) (with respect to any of Sections 10.05 through 10.20, inclusive), 5.01(e) and 5.01(f) shall not be deemed to be an Event of Default and (iii) the provisions of Article XIV hereof and any Subsidiary Guaranty pursuant to an indenture supplemental hereto in the form of Annex D, if any, shall cease to be effective on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, Clause or Article, whether directly or indirectly by reason of any reference elsewhere herein to any such Section, Clause or Article or by reason of any reference in any such Section, Clause or Article to any other provision herein or in any other document; but the remainder of this Indenture and such Notes shall be unaffected thereby.

          SECTION 12.04.  Conditions to Defeasance or Covenant Defeasance.  The
                          -----------------------------------------------
following shall be the conditions to application of either Section 12.02 or
Section 12.03 to the then Outstanding Notes:

          (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09 who shall agree to comply with the provisions of this Article XII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (A) cash in U.S. dollars, (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment or (C) a combination thereof, in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written opinion with respect thereto delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (premium, if any) and each installment of interest on the Notes on the Stated Maturity of such principal or installment of interest in accordance with the terms of this Indenture and of such Notes.

          (2) In the case of an election under Section 12.02, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

          (3) In the case of an election under Section 12.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred.

          (4) At the time of such deposit: (A) no default in the payment of all or a portion of principal of (or premium, if any) or interest on any Senior Indebtedness of the Company shall have occurred and be continuing, and no event of default with respect to any Senior Indebtedness of the Company shall have occurred and be continuing and shall have resulted in such Senior Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable and (B) no other event of default with respect to any Senior Indebtedness of the Company shall have occurred and be continuing permitting (after notice or the lapse of time, or both) the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, or, in the case of either Clause (A) or Clause (B) above, each such default or event of default shall have been cured or waived or shall have ceased to exist.

          (5) No Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as subsections 5.01(g) and (h) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (6) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Notes are in default within the meaning of such Act).

          (7) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which it is bound.

          (8) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 12.02 or the covenant defeasance under Section 12.03 (as the case may be) have been complied with.

          (9) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended from time to time, or such trust shall be qualified under such act or exempt from regulation thereunder.

          SECTION 12.05.  Deposited U.S. Government Obligations to be Held in
                          ---------------------------------------------------
Trust; Other Miscellaneous Provisions.  Subject to the provisions of the last
--------------------------------------
paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee-- collectively, for purposes of this Section 12.05, the "Trustee") pursuant to
Section 12.04 in respect of the Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law. Money so held in trust shall not be subject to the provisions of Article XIV or any Subsidiary Guaranty pursuant to an indenture supplemental hereto in the form of Annex D, if any.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 12.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

          Anything in this Article XII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request and be relieved of all liability with respect to any money or U.S. Government Obligations held by it as provided in Section 12.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written opinion with respect thereto delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

          SECTION 12.06.  Reinstatement.  If the Trustee or the Paying Agent is
                          -------------
unable to apply any money in accordance with Section 12.02 or 12.03 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Twelve until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 12.02 or 12.03; provided, however, that if the Company
                                        --------  -------
makes any payment of principal of (and premium, if any) or interest on any Notes following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or the Paying Agent.


                                 ARTICLE XIII

                      [Article Intentionally Left Blank]

                                  ARTICLE XIV

                            Subordination of Notes
                            ----------------------

          SECTION 14.01.  Notes Subordinate to Senior Indebtedness.  The Company
                          -----------------------------------------
covenants and agrees, and each Holder of a Note, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article (subject to the provisions of Article IV and Article XII and Section 11.01), the payment of the principal of (and premium, if any) and interest on the Notes and any other Obligations in respect of the Notes (including any obligation to repurchase Notes) are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness of the Company.

          SECTION 14.02.  Payment Over of Proceeds Upon Dissolution, Etc.  Upon
                          -----------------------------------------------
any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or any bankruptcy, insolvency or similar proceedings of the Company, the holders of Senior Indebtedness of the Company will be entitled to receive payment in full of all principal, premium (if any), interest, penalties, reimbursement or indemnity amounts, fees and expenses in respect of such Senior Indebtedness (including, as provided below, any post-petition interest, whether or not an allowed claim) including all amount due or to become due on all such Senior Indebtedness, or provision will be made for payment in cash or Cash Equivalents or otherwise in a manner satisfactory to the holders of such Senior Indebtedness, before the Holders of the Notes are entitled to receive any Notes Payments other than payments in Permitted Junior Securities.

          In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Note shall have received any Notes Payment before all Senior Indebtedness of the Company is paid in full or payment thereof provided for in cash or Cash Equivalents or otherwise in a manner satisfactory to the holders of such Senior Indebtedness, then and in such event such Notes Payment shall be paid over or delivered forthwith to the holders of Senior Indebtedness for application to the payment of such Senior Indebtedness remaining unpaid, to the extent necessary to pay such Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

          The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article VIII shall not be deemed to fall within this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article VIII.

          SECTION 14.03.  No Payment When Senior Indebtedness in Default.  In
                          -----------------------------------------------
the event that any Senior Payment Default (as defined below) shall have occurred and be continuing, then no Notes Payment shall be made by the Company (other than payments in Permitted Junior Securities) unless and until such Senior Payment Default shall have been cured or waived or shall have ceased to exist or all amounts then due and payable in respect of such Senior Indebtedness of the Company to which such Senior Payment Default relates shall have been paid in full, or provision shall have been made for such payment in cash or otherwise in a manner satisfactory to the holders of such Senior Indebtedness. "Senior Payment Default" means (i) any default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness of the Company and (ii) any event of default with respect to Senior Indebtedness of the Company which has resulted in such Senior Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable.

          In the event that any Senior Nonmonetary Default (as defined below) shall have occurred and be continuing, then, upon the receipt by the Company and the Trustee of written notice of such Senior Nonmonetary Default from the representative of the Designated Senior Indebtedness (the "Representatives"), no Notes Payment shall be made (other than payments in Permitted Junior Securities) during the period (the "blockage period") commencing on the date of such receipt of such written notice and ending on the earlier of (i) 179 days after such date and (ii) the date, if any, on which the Senior Indebtedness of the Company to which such default relates is discharged or such default is waived or otherwise cured. No more than one blockage period may be commenced with respect to the Notes during any consecutive 360-day period. For all purposes of this paragraph, no Senior Nonmonetary Default that existed or was continuing on the date of commencement of any blockage period with respect to the Senior Indebtedness of the

Company shall be, or be made, the basis for the commencement of a subsequent blockage period whether or not within a period of 360 consecutive days by holders of Senior Indebtedness of the Company or their representatives unless such default shall have been cured for a period of not less than 90 consecutive days. "Senior Nonmonetary Default" means the occurrence or existence and continuance of any event of default, or of any event which, after notice or lapse of time (or both), would become an event of default, under the terms of any instrument pursuant to which any Designated Senior Indebtedness of the Company is outstanding, permitting (after notice or lapse of time or both) one or more holders of such Senior Indebtedness (or a trustee or agent on behalf of the holders thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable, other than a Senior Payment Default.

          In the event that, notwithstanding the foregoing, the Company shall make any Notes Payment (other than Permitted Junior Securities), as the case may be, to the Trustee or any Holder prohibited by the foregoing provisions of this Section, then and in such event such Notes Payment shall be paid over and delivered forthwith to the holders of the Senior Indebtedness of the Company.

          The provisions of this Section shall not apply to any Notes Payment with respect to which Section 14.02 would be applicable.

          SECTION 14.04.  Certain Payments Permitted.  Nothing contained in this
                          ---------------------------
Article or elsewhere in this Indenture or in any of the Notes shall prevent the Company, at any time except during the pendency of any proceeding referred to in
Section 14.02 or under the conditions described in Section 14.03, from making Notes Payments.

          SECTION 14.05.  Subrogation to Rights of Holders of Senior
                          ------------------------------------------
Indebtedness.  Subject to the payment in full in cash of all amounts due or to
-------------
become due on or in respect of Senior Indebtedness of the Company, or the provision for such payment in cash or Cash Equivalents or otherwise in a manner satisfactory to the holders of such Senior Indebtedness, the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to such Senior Indebtedness until the principal of (and premium, if any) and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of the Company of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness of the Company by Holders of the Notes or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness of the Company.

          SECTION 14.06.  Provisions Solely to Define Relative Rights.  The
                          --------------------------------------------
provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of the Notes the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon any default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

          SECTION 14.07.  Trustee to Effectuate Subordination.  Each Holder of a
                          ------------------------------------
Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

          SECTION 14.08.  No Waiver of Subordination Provisions.  No right of
                          --------------------------------------
any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter or increase, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

          SECTION 14.09.  Notice to Trustee.  The Company shall give prompt
                          ------------------
written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.01, shall be entitled in all respects to assume that no such facts exist; provided that nothing in this
                                             --------
Section 14.09 shall impair the subordination provisions of this Article XIV.

          Subject to the provisions of Section 6.01, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee, representative or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, representative or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          SECTION 14.10.  Reliance on Judicial Order or Certificate of
                          --------------------------------------------
Liquidating Agent.  Upon any payment or distribution of assets or securities of
------------------
the Company referred to in this Article, the Trustee, subject to the provisions of Section 6.01, and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

          SECTION 14.11.  Trustee Not Fiduciary for Holders of Senior
                          -------------------------------------------
Indebtedness.  The Trustee shall not be deemed to owe any fiduciary duty to the
-------------
holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

          SECTION 14.12.  Rights of Trustee as Holder of Senior Indebtedness;
                          ---------------------------------------------------
Preservation of Trustee's Rights.  The Trustee in its individual capacity shall
---------------------------------
be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

          Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.07.

          SECTION 14.13.  Article Applicable to Paying Agents.  In case at any
                          ------------------------------------
time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 14.12
                                        --------  -------
shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

          SECTION 14.14.  Defeasance of this Article Fourteen.  The
                          ------------------------------------
subordination of the Notes provided by this Article XIV is expressly made subject to the provisions for defeasance or covenant defeasance in Articles IV and XII and, anything herein to the contrary notwithstanding, upon the effectiveness of any such defeasance or covenant defeasance, the Notes then outstanding shall thereupon cease to be subordinated pursuant to this Article XIV.


                                  ARTICLE XV

                Jurisdiction and Consent to Service of Process
                ----------------------------------------------

          SECTION 15.01.  Jurisdiction and Consent to Service of Process.  (a)
                          -----------------------------------------------
The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Notes, this Indenture or for recognition or enforcement of any judgment, and the Company hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this
Article XV shall affect any right that any Holder or the Trustee may otherwise have to bring any action or proceeding relating to the Notes or this Indenture against the Company or its properties in the courts of any jurisdiction.

          (b) The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Notes or this Indenture in any New York State or Federal court. The Company hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) The Company irrevocably consents to service of process in the manner provided for notices in Section 1.05. Nothing in this Agreement will affect the right of any Holder or the Trustee to serve process in any other manner permitted by law.

                           ------------------------

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.


                                                 AFC ENTERPRISES, INC.


                                                 By:/s/ Samuel Frankel
                                                    -------------------------
                                                    Name:   Samuel Frankel
                                                    Title:  Executive Vice
                                                            President, General
                                                            Counsel and
                                                            Secretary


                                                 UNITED STATES TRUST COMPANY OF
                                                 NEW YORK, as Trustee

                                                 By:/s/ Christine C. Collins
                                                    -----------------------
                                                    Name:   Christine C. Collins
                                                    Title:  Assistant Vice
                                                            President

                                                              ANNEX A -- Form of
                                                        Regulation S Certificate


                           REGULATION S CERTIFICATE

           (For transfers pursuant to (S) 3.06(b)(i), (iii) and (v)
                               of the Indenture)


United States Trust Company of
New York
[Address]


     Re:  10-1/4% Senior Subordinated Notes
          due 2007 of AFC Enterprises, Inc.
          (the "Notes")
          ---------------------------------

     Reference is made to the Indenture, dated as of May 21, 1997 (the "Indenture"), from AFC Enterprises, Inc. (the "Company"), to United States Trust Company of New York, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act"), are used herein as so defined.

     This certificate relates to U.S. $______________________ principal amount of Notes, which are evidenced by the following certificate(s) (the "Specified Notes"):

     CUSIP No(s). _____________________________

     CERTIFICATE No(s). _______________________

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Notes are represented by a Global Note, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

     The Owner has requested that the Specified Notes be transferred to a Person (the "Transferee") who will take delivery in the form of a Regulation S Note.
In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

          (1)  Rule 904 Transfers.  If the transfer is being effected in
               ------------------
       accordance with Rule 904:

               (A) the owner is not a distributor of the Notes, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

               (B) the offer of the Specified Notes was not made to a person in the United States;

               (C) either:

                    (i) at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

                    (ii) the transaction is being executed in, on or through the facilities of, the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

               (D) no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;

               (E) if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Notes, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(c)(1) have been satisfied; and

               (F) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

          (2) Rule 144 If the transfer is being effected pursuant to Rule 144:
              --------

               (A) the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Notes were last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

               (B) the transfer is occurring after a holding period of at least two years has elapsed since the Specified Notes were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.

Dated:              ____________________________________________________________
                    (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

                    By:
                      ----------------------------------------------------------
                      Name:
                      Title:

                    (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

                                                   ANNEX B -- Form of Restricted
                                                        Notes Certificate


                         RESTRICTED NOTES CERTIFICATE

     (For transfers pursuant to (S) 3.06(b)(ii), (iii), (iv) and (v) of the
                                   Indenture)


United States Trust Company of New York
[Address]

     Re:  10-1/4% Senior Subordinated Notes
          due 2007 of AFC Enterprises, Inc.
          (the "Notes")
          ---------------------------------

     Reference is made to the Indenture, dated as of May 21, 1997 (the "Indenture"), from AFC Enterprises, Inc. (the "Company") to United States Trust Company of New York, as Trustee. Terms used herein and defined in the Indenture or in Rule 144A or Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act"), are used herein as so defined.

     This certificate relates to U.S. $_________________ principal amount of Notes, which are evidenced by the following certificates) (the "Specified Notes"):

     CUSIP No(s). ____________________________
     ISIN No(s), If any. _____________________
     CERTIFICATE No(s). ______________________

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Notes are represented by a Global Note, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Notes are not represented by a Global Notes, they are registered in the name of the Undersigned, as or on behalf of the Owner.

     The Owner has requested that the Specified Notes be transferred to a Person (the "Transferee") who will take delivery in the form of a Restricted Note. In connection with such transfer, the owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the owner hereby further certifies as:

          (1) Rule 144A Transfers.  If the transfer is being effected in
              --------------------
       accordance with Rule 144A:

               (A) the Specified Notes are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

               (B) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

          (2)  Rule 144 Transfers.  If the transfer is being effected pursuant
               ------------------
       to Rule 144:

               (A) the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Notes were last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

               (B) the transfer is occurring after a holding period of at least two years has elapsed since the Specified Notes were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.


Dated:                         _________________________________________________
                               (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

                               By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

                               (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

                                                 ANNEX C -- Form of Unrestricted
                                                               Notes Certificate


                       [UNRESTRICTED NOTES CERTIFICATE]

        (For removal of Securities Act Legends pursuant to (S) 306(c))

United States Trust Company of New York
[Address]

     Re:  10-1/4% Senior Subordinated Notes
          due 2007 of AFC Enterprises, Inc.
          (the "Notes")
          ---------------------------------

     Reference is made to the Indenture, dated as of May 21, 1997 (the "Indenture"), from AFC Enterprises, Inc. (the "Company"), to United States Trust Company of New York, as Trustee. Terms used herein and defined in the Indenture or in Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act"), are used herein as so defined.

     This certificate relates to U.S. $_________________ principal amount of Notes, which are evidenced by the following certificates) (the "Specified Notes"):

            CUSIP No(s). ___________________________

            CERTIFICATE No(s).______________________

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Notes are represented by a Global Note, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

     The Owner has requested that the Specified Notes be exchanged for Notes bearing no Securities Act Legend pursuant to Section 3.06(c) of the Indenture. In connection with such exchange, the Owner hereby certifies that the exchange is occurring after a holding period of at least two years (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Notes were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company. The Owner also acknowledges that any future transfers of the Specified Notes must comply with all applicable securities laws of the states of the United States and other jurisdictions.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.


Dated:                __________________________________________________________
                      (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

                      By:
                        --------------------------------------------------------
                        Name:
                        Title:

                      (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

                               TABLE OF CONTENTS

                                                            Page
                                                            ----
                            RECITALS OF THE COMPANY



       ARTICLE I Definitions and Other Provisions of General
                 -------------------------------------------
                                  Application
                                  -----------

SECTION 1.01.  Definitions................................    2
               -----------
SECTION 1.02.  Compliance Certificates and Opinions.......   30
               ------------------------------------
SECTION 1.03.  Form of Documents Delivered to Trustee.....   31
               --------------------------------------
SECTION 1.04.  Acts of Holders; Record Dates..............   32
               -----------------------------
SECTION 1.05.  Notices, etc., to Trustee and Company......   35
               -------------------------------------
SECTION 1.06.  Notice to Holders; Waiver..................   35
               -------------------------
SECTION 1.07.  Conflict with Trust Indenture Act..........   36
               ---------------------------------
SECTION 1.08.  Effect of Headings and Table of Contents...   36
               ----------------------------------------
SECTION 1.09.  Successors and Assigns.....................   37
               ----------------------
SECTION 1.10.  Separability Clause........................   37
               -------------------
SECTION 1.11.  Benefits of Indenture......................   37
               ---------------------
SECTION 1.12.  GOVERNING LAW..............................   37
               -------------
SECTION 1.13.  Legal Holidays.............................   37
               --------------
SECTION 1.14.  No Recourse Against Others.................   37
               --------------------------

                             ARTICLE II Notes Forms
                                        -----------

SECTION 2.01.  Forms Generally; Initial Forms of
               ---------------------------------
               Rule 144A and Regulation S Notes...........   37
               --------------------------------
SECTION 2.02.  Form of Face of Notes......................   38
               ---------------------
SECTION 2.03.  Form of Reverse of Notes...................   42
               ------------------------
SECTION 2.04.  Form of Trustee's Certificate of
               --------------------------------
               Authentication.............................   48
               --------------

                             ARTICLE III The Notes
                                         ---------

SECTION 3.01.  Title and Terms............................   49
               ---------------
SECTION 3.02.  Denominations..............................   52
               -------------
SECTION 3.03.  Execution, Authentication, Delivery
               -----------------------------------
               and Dating.................................   52
               ----------
SECTION 3.04.  Temporary Notes............................   53
               ---------------
SECTION 3.05.  Global Notes...............................   54
               ------------
SECTION 3.06.  Registration, Registration of
               -----------------------------
               Transfer and Exchange Generally;
               --------------------------------
               Restrictions on Transfer and
               ----------------------------
               Exchange; Securities Act Legends...........   55
               --------------------------------
SECTION 3.07.  Mutilated, Destroyed, Lost and
               ------------------------------
               Stolen Notes...............................   61
               ------------

                                                            Page
                                                            ----
SECTION 3.08.  Payment of Interest; Interest Rights
               ------------------------------------
               Preserved..................................   62
               ---------
SECTION 3.09.  Persons Deemed Owners......................   64
               ---------------------
SECTION 3.10.  Cancelation................................   64
               -----------
SECTION 3.11.  Computation of Interest....................   65
               -----------------------
SECTION 3.12.  CUSIP Number...............................   65
               ------------

                     ARTICLE IV Satisfaction and Discharge
                                --------------------------

SECTION 4.01.  Satisfaction and Discharge of Indenture....   65
               ---------------------------------------
SECTION 4.02.  Application of Trust Money.................   66
               --------------------------

                               ARTICLE V Remedies
                                         --------

SECTION 5.01.  Events of Default..........................   67
               -----------------
SECTION 5.02.  Acceleration of Maturity; Rescission
               ------------------------------------
               and Annulment..............................   69
               -------------
SECTION 5.03.  Collection of Indebtedness and Suits
               ------------------------------------
               for Enforcement by Trustee.................   71
               --------------------------
SECTION 5.04.  Trustee May File Proofs of Claim...........   71
               --------------------------------
SECTION 5.05.  Trustee May Enforce Claims Without
               ----------------------------------
               Possession of Notes........................   72
               -------------------
SECTION 5.06.  Application of Money Collected.............   72
               ------------------------------
SECTION 5.07.  Limitation on Suits........................   73
               -------------------
SECTION 5.08.  Unconditional Right of Holders To
               ---------------------------------
               Receive Principal, Premium and Interest....   73
               ---------------------------------------
SECTION 5.09.  Restoration of Rights and Remedies.........   74
               ----------------------------------
SECTION 5.10.  Rights and Remedies Cumulative.............   74
               ------------------------------
SECTION 5.11.  Delay or Omission Not Waiver...............   74
               ----------------------------
SECTION 5.12.  Control by Holders.........................   74
               ------------------
SECTION 5.13.  Waiver of Defaults.........................   75
               ------------------
SECTION 5.14.  Undertaking for Costs......................   75
               ---------------------
SECTION 5.15.  Waiver of Stay, Usury or Extension Laws....   76
               ---------------------------------------

                             ARTICLE VI The Trustee
                                        -----------

SECTION 6.01.  Certain Duties and Responsibilities........   76
               -----------------------------------
SECTION 6.02.  Notice of Defaults.........................   76
               ------------------
SECTION 6.03.  Certain Rights of Trustee..................   77
               -------------------------
SECTION 6.04.  Not Responsible for Recitals or Issuance
               ----------------------------------------
               of Notes...................................   78
               --------
SECTION 6.05.  May Hold Notes.............................   78
               --------------
SECTION 6.06.  [Section Intentionally Left Blank].........   78
               ----------------------------------
SECTION 6.07.  Compensation and Reimbursement.............   78
               ------------------------------
SECTION 6.08.  Disqualification; Conflicting Interests....   79
               ---------------------------------------
SECTION 6.09.  Corporate Trustee Required; Eligibility....   79
               ---------------------------------------
SECTION 6.10.  Resignation and Removal; Appointment
               ------------------------------------

                                                            Page
                                                            ----

               of Successor...............................   80
               ------------
SECTION 6.11.  Acceptance of Appointment by Successor.....   81
               --------------------------------------
SECTION 6.12.  Merger, Conversion, Consolidation or
               ------------------------------------
               Succession to Business.....................   82
               ----------------------
SECTION 6.13.  Preferential Collection of Claims
               ---------------------------------
               Against Company............................   82
               ---------------
SECTION 6.14.  Appointment of Authenticating Agent........   82
               -----------------------------------

         ARTICLE VII Holders' Lists and Reports by
                     -----------------------------
                     Trustee and Company
                     -------------------

SECTION 7.01.  Company to Furnish Trustee Names and
               ------------------------------------
               Addresses of Holders.......................   84
               --------------------
SECTION 7.02.  Preservation of Information;
               ----------------------------
               Communications to Holders..................   84
               -------------------------
SECTION 7.03.  Reports by Trustee.........................   85
               ------------------
SECTION 7.04.  Reports by Company and Subsidiary
               ---------------------------------
               Guarantors.................................   85
               ----------
SECTION 7.05.  Officers' Certificate with Respect to
               -------------------------------------
               Change in Interest Rates...................   85
               ------------------------

                    ARTICLE VIII Merger, Consolidation, etc.
                                 ---------------------------

SECTION 8.01.  Consolidation, Merger and Sale of Assets...   86
               ----------------------------------------
SECTION 8.02.  Successor Substituted......................   87
               ---------------------

                       ARTICLE IX Supplemental Indentures
                                  -----------------------

SECTION 9.01.  Supplemental Indentures Without Consent
               ---------------------------------------
               of Holders.................................   87
               ----------
SECTION 9.02.  Supplemental Indentures with Consent
               ------------------------------------
               of Holders.................................   88
               ----------
SECTION 9.03.  Execution of Supplemental Indentures.......   89
               ------------------------------------
SECTION 9.04.  Effect of Supplemental Indentures..........   90
               ---------------------------------
SECTION 9.05.  Conformity with Trust Indenture Act........   90
               -----------------------------------
SECTION 9.06.  Reference in Notes to Supplemental
               ----------------------------------
               Indentures.................................   90
               ----------
SECTION 9.07.  Execution of Supplemental Indentures
               ------------------------------------
               for Subsidiary Guaranties..................   90
               -------------------------
SECTION 9.08.  Revocation and Effect of Consents of
               ------------------------------------
               Holders....................................   90
               -------

                              ARTICLE X Covenants
                                        ---------

SECTION 10.01. Payment of Principal, Premium and
               ---------------------------------
               Interest...................................   91
               --------
SECTION 10.02. Maintenance of Office or Agency............   91
               -------------------------------

                                                            Page
                                                            ----

SECTION 10.03. Money for Notes Payments To Be Held
               -----------------------------------
               in Trust...................................   92
               --------
SECTION 10.04. Existence..................................   93
               ---------
SECTION 10.05. Maintenance of Properties..................   93
               -------------------------
SECTION 10.06. Payment of Taxes and Other Claims..........   94
               ---------------------------------
SECTION 10.07. Maintenance of Insurance...................   94
               ------------------------
SECTION 10.08. Limitation on Indebtedness and
               ------------------------------
               Subsidiary Preferred Stock.................   94
               --------------------------
SECTION 10.09. Limitation on Senior Subordinated
               ---------------------------------
               Indebtedness...............................   97
               ------------
SECTION 10.10. Limitation on Restricted Payments..........   97
               ---------------------------------
SECTION 10.11. Limitations Concerning Distributions
               ------------------------------------
               by Subsidiaries............................   01
               ---------------
SECTION 10.12. Limitation on Certain Liens................   02
               ---------------------------
SECTION 10.13. Limitation on Transactions with
               -------------------------------
               Affiliates.................................   02
               ----------
SECTION 10.14. Limitation on Asset Dispositions...........   04
               --------------------------------
SECTION 10.15. Offer to Purchase Upon Change of
               --------------------------------
               Control....................................   07
               -------
SECTION 10.16. Provision of Financial Information.........   08
               ----------------------------------
SECTION 10.17. Resale of Acquired Notes...................   09
               ------------------------
SECTION 10.18. Limitation on Issuances of Guaranties
               -------------------------------------
               of Indebtedness by Subsidiaries............   09
               -------------------------------
SECTION 10.19. Limitation on Sale of Capital Stock of
               --------------------------------------
               Subsidiaries...............................   10
               ------------
SECTION 10.20. Limitation on Dispositions of Assets
               ------------------------------------
               to Subsidiaries............................   10
               ---------------
SECTION 10.21. Statement by Officers as to Default;
               ------------------------------------
               Compliance Certificates....................   10
               -----------------------
SECTION 10.22. Waiver of Covenants........................   11
               -------------------

                         ARTICLE XI Redemption of Notes
                                    -------------------

SECTION 11.01. Redemption at the Election of the
               ---------------------------------
               Company....................................  111
               -------
SECTION 11.02. Applicability of Article...................  112
               ------------------------
SECTION 11.03. Election to Redeem; Notice to Trustee......  112
               -------------------------------------
SECTION 11.04. Selection by Trustee of Notes to Be
               -----------------------------------
               Redeemed...................................  112
               --------
SECTION 11.05. Notice of Redemption.......................  113
               --------------------
SECTION 11.06. Deposit of Redemption Price................  114
               ---------------------------
SECTION 11.07. Notes Payable on Redemption Date...........  114
               --------------------------------
SECTION 11.08. Notes Redeemed in Part.....................  115
               ----------------------

                 ARTICLE XII Defeasance and Covenant Defeasance
                             ----------------------------------

SECTION 12.01. Company's Option to Effect Defeasance
               -------------------------------------
               or Covenant Defeasance.....................  115
               ----------------------

                                                            Page
                                                            ----
SECTION 12.02. Defeasance and Discharge...................  115
               ------------------------
SECTION 12.03. Covenant Defeasance........................  116
               -------------------
SECTION 12.04. Conditions to Defeasance or Covenant
               ------------------------------------
               Defeasance.................................  116
               ----------
SECTION 12.05. Deposited U.S. Government Obligations
               -------------------------------------
               to be Held in Trust; Other Miscellaneous
               ----------------------------------------
               Provisions.................................  118
               ----------
SECTION 12.06. Reinstatement..............................  119
               -------------

                                  ARTICLE XIII

                           [Intentionally Left Blank]


                       ARTICLE XIV Subordination of Notes
                                   ----------------------

SECTION 14.01. Notes Subordinate to Senior
               ---------------------------
               Indebtedness...............................  120
               ------------
SECTION 14.02. Payment Over of Proceeds Upon
               -----------------------------
               Dissolution, Etc...........................  120
               ----------------
SECTION 14.03. No Payment When Senior Indebtedness in
               --------------------------------------
               Default....................................  121
               -------
SECTION 14.04. Certain Payments Permitted.................  122
               --------------------------
SECTION 14.05. Subrogation to Rights of Holders of
               -----------------------------------
               Senior Indebtedness........................  122
               -------------------
SECTION 14.06. Provisions Solely to Define Relative
               ------------------------------------
               Rights.....................................  123
               ------
SECTION 14.07. Trustee to Effectuate Subordination........  123
               -----------------------------------
SECTION 14.08. No Waiver of Subordination Provisions......  123
               -------------------------------------
SECTION 14.09. Notice to Trustee..........................  124
               -----------------
SECTION 14.10. Reliance on Judicial Order or
               -----------------------------
               Certificate of Liquidating Agent...........  125
               --------------------------------
SECTION 14.11. Trustee Not Fiduciary for Holders of
               ------------------------------------
               Senior Indebtedness........................  125
               -------------------
SECTION 14.12. Rights of Trustee as Holder of Senior
               -------------------------------------
               Indebtedness; Preservation of Trustee's
               ---------------------------------------
               Rights.....................................  125
               ------
SECTION 14.13. Article Applicable to Paying Agents........  126
               -----------------------------------
SECTION 14.14. Defeasance of this Article Fourteen........  126
               -----------------------------------

           ARTICLE XV  Jurisdiction and Consent to
                       ---------------------------
                       Service of Process
                       ------------------

SECTION 15.01. Jurisdiction and Consent to Service
               -----------------------------------
               of Process.................................  126
               ----------

ANNEX A -- Form of Regulation S Certificate

                                                            Page
                                                            ----

ANNEX B -- Form of Restricted Notes Certificate

ANNEX C -- Form of Unrestricted Notes Certificate

ANNEX D -- Form of Supplemental Indenture For Subsidiary
           Guaranties

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

                                       AFC ENTERPRISES, INC.

                                       By: /s/ Samuel Frankel
                                          ---------------------------
                                          Name: Samuel Frankel
                                          Title: Executive Vice President,
                                                 General Counsel and Secretary


                                       UNITED STATES TRUST COMPANY OF
                                       NEW YORK, as Trustee

                                       By: /s/ Christine C. Collins
                                          ----------------------------
                                          Name: Christine C. Collins
                                          Title: Assistant Vice President